UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                             SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported) December 17, 2001
      ------------------------------------------------------------------


                          AMCON DISTRIBUTING COMPANY
                          --------------------------
           (Exact name of registrant as specified in its charter)


DELAWARE                           0-24708                    47-0702918
------------------------------------------------------------------------------
(State or other                  (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


                        10228 "L" Street, Omaha, NE 68127
                        ---------------------------------
                (Address of principal executive offices) (Zip Code)


                                (402) 331-3727
                                --------------
             (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)





ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On December 17, 2001, Hawaiian Natural Water Company, Inc., a Hawaii corporation ("HNWC" or "Hawaiian Natural"), was merged (the "Merger") with and into AMCON Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of AMCON Distributing Company ("AMCON"). Merger Sub is a new corporation that was formed under Delaware law solely for the purpose of effecting the merger and changing the state of incorporation of HNWC from Hawaii to Delaware. The companies were merged pursuant to the Fifth Amended and Restated Agreement and Plan of Merger, dated September 27, 2001 (the "Merger Agreement"), by and among HNWC, AMCON and Merger Sub. The shareholders of HNWC and Merger Sub approved the Merger Agreement on December 17, 2001. As contemplated in the Merger Agreement, AMCON Merger Sub, Inc. has changed its name to Hawaiian Natural Water Company, Inc.

Under the Merger Agreement, HNWC and AMCON had established the total value of HNWC common stock as $2,865,348. The exchange ratio, which specified the fractional share of AMCON issued for each share of HNWC in the merger, was determined by dividing this agreed upon value by the average AMCON stock price described below and then dividing that resulting quotient by the number of shares of HNWC common stock outstanding immediately prior to the time the Merger was completed. For purposes of this calculation under the Merger Agreement, the average closing price of AMCON common stock was measured during a 20 trading day period ending three days prior to December 17, 2001, the date of the HNWC shareholder vote on the merger. However, the common stock of AMCON would be priced no lower than $6.00 and no greater than $8.00 per share for this purpose. As a result of AMCON's stock price during this measurement period, the exchange ratio was 0.052 of a share of AMCON common stock for each share of HNWC common stock. A total of 477,558 shares of AMCON common stock were therefore issued in the merger, of which AMCON received back 104,000 shares with respect to its ownership of 2,000,000 shares of common stock of HNWC.

The merger is expected to qualify as a tax-free reorganization and has been recorded on AMCON's books using the purchase method of accounting. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values. The purchase price valued the entire common equity interest in Hawaiian Natural at approximately $2.9 million, which was paid in cash of $0.8 million during fiscal 2001 and in common stock of AMCON valued at approximately $2.1 million. AMCON funded the cash portion of the purchase price through borrowings on its revolving line of credit. The portion of the purchase price in excess of the fair value of the net assets acquired to be allocated to other intangible assets is approximately $3.4 million. The identifiable intangible asset, the Hawaiian Natural trade name, is being amortized over 20 years.

Although the amounts are subject to change based on evaluations performed subsequently, the final purchase price allocation is not expected to materially differ from those recorded in AMCON's Quarterly Report on Form 10-Q for the first quarter ended December 2001, as filed with the Securities and Exchange Commission on February 11, 2002 (File No. 0-24708).



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)       Financial Statements of Business Acquired

                       Hawaiian Natural Water Company, Inc.
                              Balance Sheet
                            September 30, 2001
                               (Unaudited)

                                ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                         $    32,748
     Inventories                                                           423,873
     Trade accounts receivable, net of allowance for doubtful
          accounts of $67,408                                              256,613
     Other current assets                                                  109,479
                                                                       -----------
          Total Current Assets                                             822,713

PROPERTY AND EQUIPMENT, net of accumulated depreciation
     and amortization of $1,275,078                                      2,049,722
                                                                       -----------
               Total Assets                                            $ 2,872,435
                                                                       ===========

                  LIABILITIES AND STOCKHOLDERS'(DEFICIT)

CURRENT LIABILITIES:
     Trade accounts payable                                            $   968,886
     Accrued vacation, payroll and related taxes                            77,201
     Accrued commissions and billbacks                                     207,289
     Accrued other                                                         243,745
     Notes payable - Current portion                                     1,938,410
     Capital lease obligation - Current portion                             11,593
                                                                       -----------
          Total Current Liabilities                                      3,447,124
                                                                       -----------
NON-CURRENT LIABILITIES:
     Capital lease obligation - net of current portion                       8,127
     Notes payable - net of current portion                                  9,552
     Other                                                                  41,380
                                                                       -----------
          Total Non-Current Liabilities                                     59,059
                                                                       -----------
               Total Liabilities                                         3,506,183
                                                                       -----------
STOCKHOLDERS' EQUITY(DEFICIT):
     Preferred Stock, $1 par value; 5,000,000 shares authorized;
          no shares issued or outstanding                                     -
     Common stock, no par value; 20,000,000 shares authorized;
          7,935,982 shares issued and outstanding                        9,912,446
     Common stock warrants and options; 5,624,358 issued
          and outstanding                                                3,680,765
     Accumulated Deficit                                               (14,226,959)
                                                                       -----------
          Total Stockholders' Equity (Deficit)                            (633,748)
                                                                       -----------
               Total Liabilities and Stockholders' Equity              $ 2,872,435
                                                                       ===========

     The accompanying notes are an integral part of these financial statements.



                             Hawaiian Natural Water Company, Inc.
                            Statements of Operations
        For the Three and Nine Months Ended September 30, 2000 and 2001
                                 (Unaudited)

                                                 Three Months                Nine Months
                                              Ended September 30,        Ended September 30,
                                          -------------------------   -------------------------
                                              2000         2001          2000          2001
                                          -----------   -----------   -----------   -----------
NET SALES                                 $   944,999   $   765,629   $ 3,143,112   $ 2,365,029
COST OF SALES                                 661,677       849,325     2,417,623     2,215,235
                                          -----------   -----------   -----------   -----------
     Gross Margin                             283,322       (83,696)      725,489       149,794

EXPENSES:
     Selling and Marketing                    217,451       129,944       759,650       363,238
     General and Administrative               281,420       178,165     1,124,195       744,804
                                          -----------   -----------   -----------   -----------
                                              498,871       308,109     1,883,845     1,108,042
OTHER INCOME (EXPENSE)
     Interest income (expense)                 24,076       (46,231)      (53,601)     (111,951)
     Impairment charge                       (122,841)     (188,345)   (1,025,935)     (188,345)

                                          -----------   -----------   -----------   -----------
Net Loss                                  $  (314,314)  $  (626,381)  $(2,237,892)  $(1,258,544)
                                          ===========   ===========   ===========   ===========
     Preferred stock dividend                  49,700          -          113,245          -
Net Loss Applicable to
     Common Shareholders                  $  (364,014)  $  (626,381)  $(2,351,137)  $(1,258,544)
                                          ===========   ===========   ===========   ===========
Basic and Diluted
Net Loss Per Share:                       $     (0.05)  $     (0.08)  $     (0.36)  $     (0.16)
                                          ===========   ===========   ===========   ===========
Weighted Average Common
 Shares Outstanding                         7,041,501     7,935,982     6,559,193     7,850,502
                                          ===========   ===========   ===========   ===========



             The accompanying notes are an integral part of these financial statements.






                        Hawaiian Natural Water Company, Inc.
                  Statement of Stockholders' Equity(Deficit) For the
                         Nine Months Ended September 30, 2001
                                   (Unaudited)


                                                  Common Stock Warrants

                                                           and

                             Common Stock               Options
                        ----------------------   ----------------------

                                                                                              Total
                        Number of                Number of                  Accumulated    Stockholders'
                          Shares      Amount      Shares       Amount         Deficit     Equity (Deficit)
                        ---------  -----------   ---------  -----------    ------------   ----------------
BALANCE AT
 DECEMBER 31, 2000      7,185,966  $ 9,612,446   5,595,558  $ 3,669,035    $(12,968,415)    $ 313,066

Sale of common stock
 to AMCON Distributing
 Company
   February 1, 2001       750,000      300,000          --           --              --       300,000

Issuance of common
 stock options to
 non-employee
 directors
   January 1, 2001             --           --         900           --              --            --
   April 2, 2001               --           --         900           --              --            --

Issuance of common
 stock options to
 marketing consultants         --           --      27,000       11,730              --        11,730

Issuance of common
 stock pursuant to
 Co-Packing Agreement          16           --          --           --              --            --

Net Loss                       --           --          --           --      (1,258,544)   (1,258,544)
                        ---------  -----------   ---------  -----------   -------------   -----------

BALANCE AT
 SEPTEMBER 30, 2001     7,935,982  $ 9,912,446   5,624,358  $ 3,680,765   $ (14,226,959)  $  (633,748)
                        =========  ===========   =========  ===========   =============   ===========


                    The accompanying notes are an integral part of these financial statements.






                       Hawaiian Natural Water Company, Inc.
                          Statements of Cash Flows
              For the Nine Months Ended September 30, 2000 and 2001
                                (Unaudited)

                                                                      Nine Months Ended
                                                                        September 30,
                                                                    2000             2001
                                                               ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                  $ (2,237,892)   $  (1,258,544)

     Adjustments to reconcile net loss to net cash used
        in operating activities:
             Depreciation and amortization                          286,227          328,317
             Amortization of debt discount                           25,974           19,108
             Impairment charge                                    1,025,935          188,345
             Net income from subsidiary (Aloha Water Co)            (18,435)            -
             Issuance of stock and options to consultants,
                  distributors, non-employee directors and
                  employees                                          70,024           11,730
             Net decrease (increase) in current assets               62,125          115,289
             Net increase (decrease) in current liabilities         415,599         (113,144)
                                                                ------------     ------------
                       Net cash used in
                        operating activities                       (370,443)        (708,899)
                                                 ------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
             Purchase of property and equipment                     (78,293)         (79,193)
                                                               -------------     ------------
                       Net cash used in
                        investing activities                        (78,293)         (79,193)
                                                               -------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
             Net proceeds from sale of preferred stock and
               common stock warrants                                100,000             -
             Net proceeds from private placement of common
               stock and common stock warrants                                       300,000
             Exercise of common stock options and warrants
               by private investors                                 431,600             -

             Proceeds from note payable                             350,000          854,483
             Redemption of preferred stock                         (179,000)        (150,000)
             Repayments of notes payable                             (7,060)        (171,195)
             Repayment of principal on capital leases               (22,384)         (27,078)
                                                               ------------     ------------
                       Net cash provided by
                        financing activities                        673,156          806,210
                                                               ------------     ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                           224,420           18,118

CASH AND CASH EQUIVALENTS, beginning of period                        8,988           14,630
                                                               ------------     ------------
CASH AND CASH EQUIVALENTS, end of period                       $    233,408     $     32,748
                                                               ============     ============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
 FINANCING ACTIVITIES:
   Addition of capital leases                                  $     17,243             -
                                                               ============     ============
   Preferred shareholder dividends paid in cash                $     37,461             -
                                                               ============     ============
   Preferred shareholder dividends accrued                     $      6,366             -
                                                               ============     ============

        The accompanying notes are an integral part of these financial statements.




                      HAWAIIAN NATURAL WATER COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                  (UNAUDITED)

1. GENERAL

The accompanying unaudited financial statements of Hawaiian Natural Water Company, Inc.,(the Company) should be read in conjunction with the audited financial statements for the year ended December 31, 2000 of Hawaiian Natural Water Co., Inc. and notes thereto as filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-KSB. The auditor's report on those financial statements included an explanatory fourth paragraph indicating that there is substantial doubt about the Company's ability to continue as a going concern.

In the opinion of management, the accompanying financial statements reflect all adjustments (which consist primarily of normal recurring adjustments) considered necessary to fairly present the financial position of the Company at September 30, 2001, the results of its operations for the three month and nine month periods ended September 30, 2001 and 2000, and the cash flows for the nine month periods ended September 30, 2001 and 2000, in accordance with accounting principles generally accepted in the United States and the rules and regulations of the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of results to be achieved for full fiscal years. Certain amounts from prior periods have been reclassified to conform to their current period presentation.

Organization and Going Concern

Hawaiian Natural Water Company, Inc. (the Company) was incorporated in the state of Hawaii on September 13, 1994. The Company was formed for the purpose of bottling, marketing and distributing Hawaiian natural water in Hawaii, the United States mainland and foreign markets. The Company's initial product introduction occurred in the first quarter of 1995.

In June 1999 the Company acquired certain assets of Ali'i Water Bottling Co., Inc., which extended the Company's product line to include (1) premium purified bottled water, and (2) the home and office large bottle (3 gallon and 5 gallon) delivery market. This business is concentrated in the Kailua-Kona area of the Big Island of Hawaii.

In January 2000, the Company introduced a line of herbal beverages under the East Meets West XEN-TM-(XEN) name. The beverages were manufactured for the Company pursuant to a co-packing agreement with a Los Angeles area bottler (see Note 5). Due to its inability to successfully market this product line, the Company has discontinued manufacturing and distributing XEN products.

In March 2000, the Company acquired Aloha Water Company Co. Inc., a distributor of purified water in the home and office market in the Honolulu area. This acquisition was subsequently rescinded in December 2000 (see Note
6).

In November 2000, the Company agreed to be acquired by Amcon Distributing Company, an Omaha, Nebraska based distributor, by means of a merger of the Company into a wholly owned subsidiary of Amcon (see Note 7).

Since the execution of the merger agreement, the Company has been substantially dependent upon Amcon for its financing requirements. If the merger agreement were terminated for any reason, the Company would likely not be able to continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred significant losses and negative cash flows from operations since inception. Management expects that the Company will continue to incur additional losses and negative cash flows until the Company achieves significant levels of sales. To date, the Company has been unable to generate cash flow sufficient to support its operations. Additionally, the Company has past due accounts payable of approximately $876,000 and notes payable amounts due in the near term of approximately $1,938,000. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue on the accrual method of accounting when title transfers: upon shipment, for bottled water products and other beverages, and upon delivery for home and office delivery products. The Company grants customers the right to return goods that are defective or otherwise unsuitable for sale. The Company issues refunds to customers or replaces goods that are rejected.

The Company's policy is to provide a reserve for estimated uncollectible trade accounts receivable. The Company also provides a reserve for estimated sales returns and related disposal costs. Net sales revenue reflects reductions for the reserve for sales returns, discounts, promotional allowances and freight-out. The Company also estimates the amount of billbacks from certain distributors which represents price adjustments for quantity or other discounts to distributors' customers.

Gross Margin

The Company's plant currently has a normal production capacity of approximately 200,000 cases per calendar quarter. The Company is currently operating its plant at approximately 58 percent of this capacity. Since a significant portion of the Company's cost of sales includes fixed production costs, the Company anticipates higher gross margins as production and sales increase.

2. LOSS PER SHARE

Basic and Diluted Loss Per Share is computed by dividing the Net Loss (adjusted for preferred dividends) by the Weighted Average Common Shares Outstanding during the period.

The Company's Basic and Diluted Loss Per Share is the same for 2000 and 2001 in that any exercise of stock options or warrants would have been anti-dilutive.

3. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include savings accounts and investments in a money market account with original maturities less than 90 days.

4. INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out method) or market. As of September 30, 2001, inventories were comprised of the following:

                Raw materials                  $337,663
                Finished goods                   86,210
                                               --------
                                               $423,873
                                               ========

Raw materials inventory consists of PET pre-forms, caps, labels and various packaging and shipping materials. Finished goods inventory includes materials, labor and manufacturing overhead costs.

5.   XEN LINE OF HERBAL BEVERAGES AND IMPAIRMENT CHARGE

In June 1999, the Company purchased for $150,000 the beverage products, trademarks and all other rights related to its XEN line of herbal beverages. In September 2001, due to unsatisfactory sales volume of this product line, the Company discontinued ongoing marketing efforts. Current marketing activities are limited to the liquidation of inventory on hand, a significant portion of which has been reserved as of September 30, 2001 due to a potential realization issue. The acquisition cost of the XEN product line and related trademark registration expenses had been capitalized and were being amortized over a five-year period. The unamortized balance of the cost of this intangible asset of $98,345, was deemed to be impaired and was written off at September 30, 2001 as an impairment charge.

In June 1999, the Company entered into a five-year agreement with an independent bottler in Los Angeles, California for the production, warehousing, and shipment of the XEN product line. On September 13, 1999, the Company issued an aggregate of 850,000 shares of common stock to the principals of the bottler in partial consideration for these services which were recorded as an asset on the Company's accounting records in the amount of $150,000, based on the fair value of the securities issued. The unamortized balance of the cost of this intangible asset of $90,000 was deemed to be impaired and was written off at September 30, 2001 as an impairment charge.

6. ACQUISITION OF ALOHA WATER COMPANY, INC. AND IMPAIRMENT CHARGE

On March 17, 2000, the Company acquired Aloha Water Company, Inc., (Aloha), a distributor of purified water to the home and office delivery market in the Honolulu area. The acquisition was accomplished through a merger of Aloha into a wholly owned subsidiary of the Company formed for this purpose. The purchase price for Aloha consisted of an aggregate of (i) 750,000 shares of common stock of the Company and (ii) a promissory note of the Company in the amount of $500,000 (the Aloha note) to the stockholders of Aloha. Interest on the note was payable monthly at the annual rate of 10%. The entire principal amount was due on April 1, 2000. The Aloha note was secured by a first priority security interest on all of the capital stock of Aloha.

In August, 2000 the holders of the Aloha note declared a default for failure to make certain interest payments, and foreclosed on their collateral, which was all of the stock of Aloha. As a result, the Company wrote off its investment in Aloha, the related goodwill and the Aloha note.

In December 2000, the parties agreed to rescind the acquisition, as a result of which Aloha returned the Aloha note and the 750,000 shares of the Company's common stock. The fair value of the Company's shares returned was not material.

7. AMCON MERGER

In November 2000, the Company entered into a merger agreement with AMCON Distributing Company (AMCON), pursuant to which the Company has agreed to merge with and into, and thereby become, a wholly owned subsidiary of AMCON. The merger consideration values the entire common equity interest in the Company at $2,865,348, payable in common stock of AMCON, which will be priced at not less than $6.00 or more than $8.00 per share, based on a 20 trading day measuring period ending three trading days before the date of the Company's stockholder vote on the merger. As a result, AMCON will issue an aggregate of not less than 358,168 or more than 477,558 shares. Holders of outstanding options and warrants of the Company would receive comparable options and warrants of AMCON with the exercise price and number of shares covered adjusted based upon the exchange ratio.

The merger is expected to qualify as a tax-free reorganization. It is subject to various conditions, including the effectiveness of a registration statement covering the shares to be issued in the merger, the listing of such shares on the American Stock Exchange, and the approval of the Company's stockholders.

All of the Company's officers and directors and any of their affiliated entities that own shares of the Company's common stock have agreed to vote their shares in favor of the merger.

The Company has established December 17, 2001 as the date for a special meeting of shareholders to vote on the Merger. If approved, as expected, the Company expects the Merger to be completed on the same date. However, the Merger Agreement is terminable under certain circumstances, and there can be no assurance that the Merger will be completed. Pending completion of the Merger, AMCON has made certain interim financing available to the Company. If the Merger Agreement is terminated for any reason, it is likely that the Company will not be able to continue as a going concern.

8. NOTES PAYABLE

In anticipation of acquiring the Company, AMCON has provided certain debt financing to the Company for working capital and other general corporate purposes. AMCON advanced $350,000 in September 2000, $400,000 in October 2000, and an additional $500,000 in June 2001. These loans are evidenced by secured promissory notes (the AMCON notes) bearing interest at a rate of 10% per annum, payable quarterly. The AMCON notes are convertible at the election of AMCON, under certain circumstances, into Series C convertible preferred stock bearing dividends, payable quarterly, of 10% per annum and giving effective control of the Board of Directors to AMCON. The first two AMCON notes are also convertible into common stock of the Company at AMCON's election at a conversion price equal to $2,865,348 divided by the number of shares of common stock outstanding on the conversion date. The AMCON notes are secured by a lien on all of the Company's assets. The third AMCON note is convertible into common stock at a conversion price of $.40 per share. The due date of the AMCON notes, originally February 28, 2001, has been extended to December 31, 2001.

In September 2001, an affiliate of AMCON, provided $354,483 of debt financing to the Company for working capital and other general corporate purposes. This loan is evidenced by a secured promissory note bearing interest at a rate of 8% per annum. The note, along with earned interest, is due and payable on or before December 31, 2001.

In September 1997, the Company acquired certain bottle making equipment used in its bottling operations. The consideration for the equipment was an aggregate of $1.2 million, a portion of which was paid through the issuance of a promissory note in the original principal amount of $825,000, payable in installments, as defined. The Company discounted this equipment note payable using an estimated weighted average cost of capital of 12%, and amortized the resulting discount to interest expense using the effective interest method over the term of the loan. In October 2000, the Company negotiated a restructuring of the $189,000 installment due on September 30, 2000, so as to extend the payment over six months. This installment was paid in full as of May 11, 2001. The outstanding principal balance of this note is due in two equal installments of $165,000 (plus interest) on September 30, 2001 and on
September 30, 2002.   The Company failed to make the payment due on September
30, 2001 and is in default on the note.

In September 1999, the Company acquired a prefabricated warehouse, which it assembled and installed on its property in Kea'au. The warehouse was purchased for $24,995 with a down payment of $2,000 and a 5-year note, with monthly payments aggregating $22,995, including interest.

The following summarizes the Company's notes payable as of September 30, 2001:


           First AMCON note                    $  350,000
           Second AMCON note                      400,000
           Third AMCON note                       500,000
           AMCON affiliate note                   354,483
           Equipment note payable in default      330,000
                                                ---------
           Net notes payable                    1,934,483
           Warehouse note payable                  13,479
                                                ---------
           Subtotal--notes payable              1,947,962
           Less: Current portion               (1,938,410)
                                                ---------
           Non-current portion                 $    9,552
                                                =========


9. STOCK OPTIONS

The total number of Common Stock warrants and options shown on the balance sheet at September 30, 2001 excludes an aggregate of 438,367 options outstanding at such date held by officers and employees of the Company, of which 150,000 (held by the Company's president) expired unexercised in October 2001. Stock options granted to employees are accounted for under APB Opinion No. 25, under which compensation expense is recognized only if the exercise price is less than the market price at the date of grant. All employee stock options outstanding at September 30, 2001 had an original exercise price of $4.00 per share. In February 2000, the Company reduced the exercise price of the options held by all active employees to $2.00 per share, which has not resulted in any further compensation charges to income through September 30, 2001.

Stock options granted to non-employees are accounted for in accordance with Statement of Financial Accounting Standards No. 123 (SFAS 123) Accounting for Stock-Based Compensation, which requires that these transactions be accounted for based upon the fair value of consideration received or the fair value of the equity instruments issued, whichever is more reliably determinable.

10. SEGMENT INFORMATION

The Company has three segments: PET, home and office delivery, and XEN. The Company reportable segments are business units defined by product line, the results of which are reported directly to the Company's chief operating decision maker. The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies." The Company manages cash flows and assets on a consolidated basis, and not by segment.

Information for the three-month period ended September 30, 2000, and for the nine-month period ended September 30, 2000, has been recast, as required by SFAS 131, "Disclosure About Segments of an Enterprise and Related
Information."

The following tables summarize the operating results by segment for the three-month periods ended September 30, 2000 and 2001:


THREE MONTHS ENDED SEPTEMBER 30, 2000:

                                                  Home and                       Company
                                         PET       Office      XEN    Corporate   Total
                                      ---------   --------- --------  ---------  ---------
Revenue from external customers      $  807,891 $   87,745 $  49,363 $     -    $  944,999
Depreciation and
  amortization expense                   60,363     15,073     2,959     21,882    100,277
Total operating costs                   603,580     82,520   114,187    360,261  1,160,548
Operating income (loss)                 204,311     (5,225)  (64,824)  (360,261)  (215,549)
Net interest income                        -          -         -        24,076     24,076
Impairment charge                          -      (122,841)     -          -      (122,841)
Net income (loss)                       204,311    (45,546)  (64,824)  (408,255)  (314,314)



THREE MONTHS ENDED SEPTEMBER 30, 2001:

                                                  Home and                        Company
                                         PET       Office      XEN    Corporate    Total
                                      ---------  ---------  --------  ---------  ---------
Revenue from external customers      $  673,028 $   84,518 $   8,083 $     -    $  765,629

Depreciation and
   amortization expense                  62,928     15,425       459     50,047    128,859
Total operating costs                   729,676     94,901   124,283    208,574  1,157,434)
Operating income (loss)                 (56,648)   (10,383) (116,200)  (208,574)  (391,805)
Impairment charge                          -          -      188,345               188,345
Net interest expense                       -          -         -        46,231     46,231
Net income (loss)                       (56,648)   (10,383) (304,545)  (254,804)  (626,381)


The following tables summarize the operating results by segment for the nine-month periods ended September 30, 2000 and 2001:

NINE MONTHS ENDED SEPTEMBER 30, 2000:

                                                 Home and                           Company
                                         PET      Office      XEN     Corporate      Total
                                      ---------  ---------  --------  ---------   ----------
Revenue from external customers      $2,334,242 $  531,958 $ 276,912 $     -     $ 3,143,112
Depreciation and
  amortization expense                  219,323     42,318     3,571      21,066     287,886
Total operating costs                 1,904,035    566,379   455,119   1,375,935   4,301,468
Operating income (loss)                 430,207    (34,421) (178,207) (1,375,935) (1,158,356)
Net interest expense                       -         1,266      -         52,335      53,601
Impairment charge                          -     1,025,935      -          -       1,025,935
Net income (loss)                       430,207 (1,061,622) (178,207) (1,428,270) (2,237,892)


NINE MONTHS ENDED SEPTEMBER 30, 2001:


                                                 Home and                         Company
                                         PET      Office      XEN     Corporate    Total
                                      ---------  ---------  --------  ---------   ---------
Revenue from external customers      $2,056,821 $  235,061 $  73,147 $     -     $ 2,365,029
Depreciation and
  amortization expense                  191,121     46,274     1,377     90,141      328,913
Total operating costs                 2,018,695    306,649   239,624    758,309    3,323,277
Operating income (loss)                  38,126    (71,588) (166,477)  (758,309)    (958,248)
Net interest expense                       -          -         -       111,951      111,951
Impairment charge                          -          -      188,345       -         188,345
Net income (loss)                        38,126    (71,588) (354,822)  (870,260)  (1,258,544)


11. EQUITY TRANSACTIONS

a. Series A Convertible Preferred Stock

In 1999, the Company issued an aggregate of 1,250 shares ($1.25 million in aggregate liquidation preference amount) of Series A convertible preferred stock to an institutional investor. The Company also issued to this investor for no additional consideration warrants to purchase 100,000 shares of common stock at an original exercise price of $3.625 per share.

Each share of Series A preferred stock had a liquidation preference of $1,000, and was entitled to cumulative dividends at an annual rate of 4%, payable quarterly commencing May 31,1999, in cash or common stock at the election of the Company. The Series A preferred stock was convertible into common stock, in whole or in part at the election of the holder, at a variable conversion price based upon a discount to the market price (as defined) of the common stock as of each conversion date (the beneficial conversion feature).

In August 1999, the investor converted six shares of Series A preferred into an aggregate of 11,429 shares of common stock. In September 1999, the Company entered into a standstill agreement with the investor, pursuant to which the investor agreed not to convert any additional shares of Series A preferred and granted the Company an option to redeem the outstanding shares. This standstill agreement was extended continuously until November 2, 2000. Pursuant to this standstill arrangement, the Company redeemed an aggregate of
(i) 925 shares of Series A preferred stock for an aggregate of $808,750 in 1999, (ii) 100 shares for an aggregate of $100,000 during the first quarter of 2000, (iii) 79 shares for an aggregate of $79,000 during the second quarter of 2000, and (iv) the remaining 140 shares for an aggregate of $140,000 in October 2000. There are currently no Series A preferred shares outstanding.

As partial consideration for the extension of the standstill agreement, the Company reduced the exercise price of the warrants held by the investor in several increments to $.01 per share. The investor exercised these warrants in full in March 2000.

Primarily as a result of the amortization of the beneficial conversion feature and redemption of the Series A preferred shares, the Company recorded an aggregate preferred stock dividend of $416,379 during 1999. In 2000, the Company redeemed the remaining Series A preferred shares and adjusted the previously accrued preferred stock dividend to the holder, resulting in an aggregate preferred stock dividend of $86,698 for the Series A preferred shares.

b. Series B Convertible Mandatorily Redeemable Preferred Stock

In March 2000, the Company issued 100 shares ($100,000 aggregate liquidation preference amount) of Series B convertible preferred stock to a private investor. Each share of Series B preferred stock has a liquidation preference of $1,000. The Series B preferred stock was mandatorily redeemable, at the election of the holder, at any time within 90 days following the first anniversary date of the date of issuance in the event that the market price (as defined) of the common stock was less than $1.50 per share on the first anniversary date. The redemption price in such event would have been $1,500 per share ($150,000 in the aggregate).

The market price of the common stock was less than $1.50 on the first anniversary date, and the investor delivered to the Company a notice of redemption with respect to all of the outstanding Series B preferred stock. The Company recorded the $50,000 redemption premium as a preferred stock dividend. The Series B preferred stock was redeemed in full during the quarter ended June 30, 2001.

c.  Private Offering of Common Stock and Warrants

In September 1999, the Company raised $850,000 ($830,000 net of offering expenses) through a private offering of 850,000 Units at a purchase price of $1.00 per Unit. Each Unit consisted of (i) one share of common stock, (ii) one five year warrant to purchase one share of common stock at an exercise price of $1.00 per share (a $1.00 warrant), and (iii) one five year warrant to purchase 2/3 of one share of common stock at an exercise price of $1.50 per share. An investment of $750,000 was received from two unaffiliated private investors (and certain of their affiliated entities), and an additional investment of $100,000 was received from the Company's Chief Executive Officer. The unaffiliated investors purchased an additional 200,000 Units in December 1999 and 100,000 Units in February 2000 for an aggregate additional investment of $300,000. The unaffiliated investors exercised (i) 50,000 $1.00 warrants for an aggregate of $50,000 in the first quarter of 2000, (ii) 114,600 $1.00 warrants for an aggregate of $114,600 in the second quarter of 2000, and (iii) 66,000 $1.00 warrants for an aggregate of $66,000 in the third quarter of 2000.

d. Issuance of Stock to AMCON

In February 2001, the Company issued 750,000 shares of common stock to AMCON at a purchase price of $.40 per share for an aggregate purchase price of $300,000. These shares will participate in the Merger consideration (see Note
8). In June 2001, the Company issued to AMCON a $500,000 convertible promissory note, convertible at any time at AMCON's election, into an aggregate of 1,250,000 shares of common stock at a conversion price of $.40 per share. This note is expected to be converted prior to the Merger,. The shares issued upon conversion will participate in the Merger consideration.

12. SIGNIFICANT EVENTS

In July and August 2001, the Company took delivery of a new blow molding machine and certain related equipment for installation at the Company's bottling facility. The total value of this new equipment is estimated at $2,000,000. The Company expects this new equipment to significantly enhance the efficiency of its bottling operations. The equipment was acquired by AMCON in its own name. Upon installation, the Company expects to lease this equipment from AMCON, on terms to be agreed upon. This lease is expected to be accounted for as an operating lease by the Company.

In August 2001, the Company commenced construction of an addition to its existing bottling facility to house this new equipment. The Company anticipates this addition to be completed in November 2001, at an estimated cost of $190,000,and the equipment to be fully operational by December 2001.




                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Board of Directors of Hawaiian Natural Water Company, Inc.:

We have audited the accompanying balance sheet of HAWAIIAN NATURAL WATER COMPANY, INC., (a Hawaii corporation) as of December 31, 2000 and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawaiian Natural Water Company, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the two years in the period then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations. Additionally, the Company has past due accounts payable of approximately $944,000 and mandatorily redeemable preferred stock and notes payable amounts due in the near term of approximately $1,211,000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with respect to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ARTHUR ANDERSEN LLP

Honolulu, Hawaii
April 13, 2001




                           HAWAIIAN NATURAL WATER COMPANY, INC.
                                BALANCE SHEET
                              DECEMBER 31, 2000

                                        ASSETS
Current Assets:
  Cash and cash equivalents                                                $      14,630
  Trade accounts receivable, net of allowance
    for doubtful accounts of $39,062                                             275,428
  Inventories                                                                    571,164
  Due from officers                                                               21,672
  Other current assets                                                            56,100
                                                                           -------------
        Total current assets                                                     938,994

PROPERTY AND EQUIPMENT, net of accumulated depreciation
  and amortization of $989,490                                                 2,256,116
CO-PACKING AGREEMENT, net of accumulated amortization of $37,500                 112,500
INTANGIBLE ASSET, net of accumulated amortization of $40,575                     118,574
                                                                           -------------
        Total assets                                                       $   3,426,184
                                                                           =============

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                                      $   1,062,487
     Book overdraft                                                               59,466
     Accrued professional fees                                                    99,001
     Accrued vacation                                                             21,363
     Accrued commissions and billbacks                                           195,241
     Accrued payroll and related taxes                                            42,957
     Accrued other                                                               155,273
     Amount due for mandatorily-redeemable preferred stock                       150,000
     Notes payable                                                             1,061,437
     Capital lease obligation                                                     30,375
                                                                           -------------
         Total current liabilities                                             2,877,600

Non-current Liabilities:
     Notes payable--net of current portion                                       177,717
     Capital lease obligation--net of current portion                             16,421
     Other                                                                        41,380
                                                                           -------------
         Total non-current liabilities                                           235,518
                                                                           -------------
         Total liabilities                                                     3,113,118
                                                                           -------------
Stockholders' Equity:
     Preferred stock, $1 par value:
       Authorized - 5,000,000 shares
         No shares outstanding                                                         -
     Common Stock, no par value:
       Authorized - 20,000,000 shares
       Issued and outstanding - 7,185,966 shares                               9,612,446
     Common stock warrants and options:
       Issued and outstanding - 5,595,558 shares                               3,669,035
     Accumulated deficit                                                     (12,968,415)
                                                                           -------------
         Total stockholders' equity                                              313,066
                                                                           -------------
         Total liabilities and stockholders' equity                        $   3,426,184
                                                                           =============

            The accompanying notes are an integral part of this financial statement.


                          HAWAIIAN NATURAL WATER COMPANY, INC.
                           STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                            2000                 1999
                                                        -------------        -------------
NET SALES                                               $   3,681,026        $   3,050,383
COST OF SALES                                               2,983,160            2,464,403
                                                        -------------        -------------
     Gross margin                                             697,866              585,980

EXPENSES:
     General and administrative                             1,589,275            1,436,214
     Selling and marketing                                    900,285              661,289
                                                        -------------        -------------
                                                            2,489,560            2,097,503
                                                        -------------        -------------
                                                           (1,791,694)          (1,511,523)
                                                        -------------        -------------
OTHER INCOME (EXPENSE):
     Impairment charge                                     (1,025,935)                   -
     Interest income                                                -               10,515
     Interest expense                                        (120,029)             (80,935)
                                                        -------------        -------------
NET LOSS                                                   (2,937,658)          (1,581,943)
     Preferred Stock Dividend                                (136,698)            (416,379)
                                                        -------------        -------------
NET LOSS APPLICABLE TO COMMON SHAREHOLDERS              $  (3,074,356)       $  (1,998,322)
                                                        -------------        -------------
BASIC AND DILUTED NET LOSS PER SHARE                    $       (0.45)       $       (0.45)
                                                        -------------        -------------




            The accompanying notes are an integral part of these financial statements.







                               HAWAIIAN NATURAL WATER COMPANY, INC.
                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                  COMMON STOCK
                                                                                    WARRANTS
                                                       COMMON STOCK              AND OPTIONS
                                                   ----------------------      --------------------
                                                   NUMBER OF                 NUMBER OF
                                                     SHARES      AMOUNT        SHARES       AMOUNT
                                                  ----------   -----------   ----------   -----------
BALANCE, January 1, 1999                           4,024,563   $6,693,062     3,757,959   $ 2,841,329

Issuance of common stock and warrants in
  private offering
  September 28, 1999                                 850,000      440,646     1,416,666       389,354

  December 6, 1999                                   100,000       53,097       166,667        46,903

  December 10, 1999                                  100,000       53,098       166,666        46,902

Issuance of common stock for purchase of Net
  Assets of Ali'i Water Bottling, Inc.
  June 30, 1999                                      263,040      312,359             -             -

Issuance of common stock for Co-Packing
  Agreement
  September 13, 1999                                 100,000       43,750             -       106,250

Issuance of common stock and common stock options
  to professional advisor for services rendered
  April 1, 1999                                            -            -        12,500        16,226

  July 1, 1999                                             -            -        12,500        16,226

  July 14, 1999                                        2,695        2,695             -             -

  September 28, 1999                                  30,000       15,929        50,000        14,071

  October 1, 1999                                          -            -        12,500         3,000

Issuance of common stock options to non-
  employee directors                                       -            -         9,000         8,395

Issuance of common stock options to marketing
  consultant
  May 20, 1999                                             -            -        10,000         4,370

  May 24, 1999                                             -            -        30,000        13,110

Exercise of common stock options by financial
  public relations advisor
  January 11, 1999                                    50,000      125,000       (50,000)            -

Issuance of preferred stock and common stock
  warrants to institutional investor,
  net of offering costs
  March 3, 1999                                            -            -       100,000        97,422
Issuance of common stock and common stock warrants
  to broker for services rendered
  March 3, 1999                                        5,000       18,750        15,000        41,670

Issuance of preferred stock to institutional
  investor
  August 10, 1999                                          -      312,500             -             -
Repricing of warrants associated with the
  outstanding preferred stock
  August 10, 1999                                          -            -             -        27,003

  September 23, 1999                                       -            -             -        19,069

  November 5, 1999                                         -            -             -        14,229

Conversion of preferred stock to common stock
  August 24, 1999                                     11,429        6,000             -             -
Redemption of preferred stock
  September 23, 1999                                       -            -             -             -
  October 1, 1999                                          -            -             -             -
  October 8, 1999                                          -            -             -             -
  November 5, 1999                                         -            -             -             -
Accrued dividends to preferred Shareholder                 -            -             -             -

Net loss                                                   -            -             -             -

                                                   ----------  -----------    ----------   -----------
BALANCE at December 31, 1999                       5,536,727   $8,076,886     5,709,458    $3,705,529
                                                   ----------  -----------    ----------   -----------
Issuance of common stock bonus to executive
  officer
  December 15, 2000                                  350,000       84,370             -             -

Issuance of common stock and common stock
  warrants in private offering
  February 1, 2000                                    50,000       26,548        83,333        23,452

  February 20, 2000                                   50,000       26,548        83,333        23,452

Exercise of common stock warrants by private
  investor
  March 3, 2000                                       50,000       50,000       (50,000)            -

  May 25, 2000                                        35,000       35,000       (35,000)            -

  June 1, 2000                                        15,000       15,000       (15,000)            -

  June 16, 2000                                       14,600       14,600       (14,600)            -




                               HAWAIIAN NATURAL WATER COMPANY, INC.
                   STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                (CONTINUED)

                                                                                  COMMON STOCK
                                                                                    WARRANTS
                                                       COMMON STOCK              AND OPTIONS
                                                   ----------------------      --------------------
                                                   NUMBER OF                 NUMBER OF
                                                     SHARES      AMOUNT        SHARES       AMOUNT
                                                  ----------   -----------   ----------   -----------
  June 16, 2000                                       35,000       35,000       (35,000)            -

  June 29, 2000                                       15,000       15,000       (15,000)            -

  July 21, 2000                                       26,000       26,000       (26,000)            -

  August 25, 2000                                     40,000       40,000       (40,000)            -

Issuance of common stock to non-employee directors
  February 16, 2000                                        -            -           900           486

  May 11, 2000                                             -            -           900           486

  June 13, 2000                                            -            -           600             -

  August 8, 2000                                           -            -           900             -

  September 28, 2000                                       -            -           900             -

Redemption of preferred stock
  February 7, 2000                                         -            -             -             -
  March 6, 2000                                            -            -             -             -
  May 1, 2000                                              -            -             -             -
  May 26, 2000                                             -            -             -             -
  June 29, 2000                                            -            -             -             -
  October 2, 2000                                          -            -             -             -
  October 23, 2000                                         -            -             -             -
Issuance of common stock and common stock warrants
  to professional advisor
  February 1, 2000                                    10,000        5,310        16,667         4,690

  February 15, 2000                                   10,000        5,310        16,667         4,690

  March 17, 2000                                      50,000       50,000             -             -

Issuance of common stock to professional advisor
  March 31, 2000                                           -            -        12,500        12,500

Issuance of common stock in merger with Aloha
  Water Co.
  March 17, 2000                                     750,000      937,500             -             -

Return of common stock in conjunction with
  rescission of agreement to merge with Aloha
  Water Co.
  December 27, 2000                                 (750,000)           -             -             -

Exercise of stock option by institutional
  investor
  March 3, 2000                                      100,000        1,000      (100,000)            -

Issuance of common stock to marketing consultant
  March 31, 2000                                      20,000       20,000             -             -

  April 12, 2000                                       3,000        3,000             -             -

  June 30, 2000                                        2,250        2,250             -             -

  September 30, 2000                                  10,000       10,000             -             -

  September 30, 2000                                   6,750        6,750             -             -

  December 31, 2000                                    4,500        4,500             -             -

Issuance of common stock pursuant to
  Co-Packing Agreement
  May 5, 2000                                          3,490        3,490             -             -

  June 30, 2000                                        2,618        2,618             -             -

  July 31, 2000                                        2,643          512             -             -

  September 13, 2000                                 700,000      106,250             -      (106,250)

  September 30, 2000                                   4,483          869             -             -

  December 31, 2000                                    1,905          310             -             -

Issuance of common stock for U.S. Mainland
  office rental
  June 5, 2000                                         1,000          406             -             -

  June 30, 2000                                        1,000          438             -             -

  July 3, 2000                                         1,000          406             -             -

  September 1, 2000                                    1,000          188             -             -

  October 31, 2000                                     1,000          200             -             -

  December 31, 2000                                    2,000          562             -             -

Issuance of common stock to key management
  executives as incentive compensation
  August 31, 2000                                     30,000        5,625             -             -

Accrued dividend to Series B preferred holder
  December 31, 2000                                        -            -             -             -

Adjustment of previously accrued dividend to
  Series A preferred holder                                -            -             -             -

Net loss                                                   -            -             -             -

                                                   ----------   ----------    ----------   -----------
BALANCE at December 31, 2000                       7,185,966    $9,612,446    5,595,558    $3,669,035
                                                   ----------   ----------    ----------   -----------





                       HAWAIIAN NATURAL WATER COMPANY, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                   (CONTINUED)

                                                     PREFERRED STOCK                               TOTAL
                                                  ------------------------                     STOCKHOLDERS'
                                                  NUMBER OF                    ACCUMULATED         EQUITY
                                                   SHARES         AMOUNT         DEFICIT          (DEFICIT)
                                                 -----------    -----------    -------------   -------------
BALANCE, January 1, 1999                                -     $        -     $ (7,895,737)   $ 1,638,654
Issuance of common stock and warrants in
  private offering
  September 28, 1999                                      -              -                -        830,000
  December 6, 1999                                        -              -                -        100,000
  December 10, 1999                                       -              -                -        100,000
Issuance of common stock for purchase of Net
  Assets of Ali'i Water Bottling, Inc.
  June 30, 1999                                           -              -                -        312,359
Issuance of common stock for Co-Packing
  Agreement
  September 13, 1999                                      -              -                -        150,000
Issuance of common stock and common stock options
  to professional advisor for services rendered
  April 1, 1999                                           -              -                -         16,226
  July 1, 1999                                            -              -                -         16,226
  July 14, 1999                                           -              -                -          2,695
  September 28, 1999                                      -              -                -         30,000
  October 1, 1999                                         -              -                -          3,000
Issuance of common stock options to non-
  employee directors                                      -              -                -          8,395
Issuance of common stock options to marketing
  consultant
  May 20, 1999                                            -              -                -          4,370
  May 24, 1999                                            -              -                -         13,110
Exercise of common stock options by financial
  public relations advisor
  January 11, 1999                                        -              -                -        125,000
Issuance of preferred stock and common stock
  warrants to institutional investor,
  net of offering costs
  March 3, 1999                                         750        488,397                -        585,819
Issuance of common stock and common stock warrants
  to broker for services rendered
  March 3, 1999                                           -              -                -         60,420
Issuance of preferred stock to institutional
  investor
  August 10, 1999                                       500        500,000         (312,500)       500,000
Repricing of warrants associated with the
  outstanding preferred stock
  August 10, 1999                                         -        (20,252)               -          6,751
  September 23, 1999                                      -        (14,302)               -          4,767
  November 5, 1999                                        -        (10,672)               -          3,557
Conversion of preferred stock to common stock
  August 24, 1999                                        (6)        (6,000)               -              -
Redemption of preferred stock
  September 23, 1999                                   (250)      (197,680)         (52,320)      (250,000)
  October 1, 1999                                      (375)      (296,520)          (3,480)      (300,000)
  October 8, 1999                                      (250)      (197,680)         (11,070)      (208,750)
  November 5, 1999                                      (50)       (39,536)         (10,464)       (50,000)
Accrued dividends to preferred Shareholder                -              -          (26,545)       (26,545)
Net loss                                                  -              -       (1,581,943)    (1,581,943)
                                                      ------    -----------     ------------   ------------
BALANCE at December 31, 1999                            319     $  205,755      $(9,894,059)   $ 2,094,111
                                                      ------    -----------     ------------   ------------
Issuance of common stock bonus to executive
  officer
  December 15, 2000                                       -              -                -         84,370
Issuance of common stock and common stock
  warrants in private offering
  February 1, 2000                                        -              -                -         50,000
  February 20, 2000                                       -              -                          50,000
Exercise of common stock warrants by private
  investor
  March 3, 2000                                           -              -                -         50,000
  May 25, 2000                                            -              -                -         35,000
  June 1, 2000                                            -              -                -         15,000
  June 16, 2000                                           -              -                -         14,600
  June 16, 2000                                           -              -                -         35,000
  June 29, 2000                                           -              -                -         15,000







                                  HAWAIIAN NATURAL WATER COMPANY, INC.
                     STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                 (CONTINUED)

                                                     PREFERRED STOCK                               TOTAL
                                                  ------------------------                     STOCKHOLDERS'
                                                  NUMBER OF                    ACCUMULATED         EQUITY
                                                   SHARES         AMOUNT         DEFICIT          (DEFICIT)
                                                 -----------    -----------    -------------   -------------
July 21, 2000                                             -              -                -         26,000
  August 25, 2000                                         -              -                -         40,000
Issuance of common stock to non-employee directors
  February 16, 2000                                       -              -                -            486
  May 11, 2000                                            -              -                -            486
  June 13, 2000                                           -              -                -              -
  August 8, 2000                                          -              -                -              -
  September 28, 2000                                      -              -                -              -
Redemption of preferred stock
  February 7, 2000                                      (50)       (32,250)         (17,750)       (50,000)
  March 6, 2000                                         (50)       (32,250)         (17,750)       (50,000)
  May 1, 2000                                           (35)       (22,575)         (12,425)       (35,000)
  May 26, 2000                                          (15)        (9,675)          (5,325)       (15,000)
  June 29, 2000                                         (29)       (18,705)         (10,295)       (29,000)
  October 2, 2000                                       (40)       (25,800)         (14,200)       (40,000)
  October 23, 2000                                     (100)       (64,500)         (35,500)      (100,000)
Issuance of common stock and common stock warrants
  to professional advisor
  February 1, 2000                                        -              -                -         10,000
  February 15, 2000                                       -              -                -         10,000
  March 17, 2000                                          -              -                -         50,000
Issuance of common stock to professional advisor
  March 31, 2000                                          -              -                -         12,500
Issuance of common stock in merger with Aloha
  Water Co.
  March 17, 2000                                          -              -                -        937,500
Return of common stock in conjunction with
  rescission of agreement to merge with Aloha
  Water Co.
  December 27, 2000                                       -              -                -              -
Exercise of stock option by institutional
  investor
  March 3, 2000                                           -              -                -          1,000
Issuance of common stock to marketing consultant
  March 31, 2000                                          -              -                -         20,000
  April 12, 2000                                          -              -                -          3,000
  June 30, 2000                                           -              -                -          2,250
  September 30, 2000                                      -              -                -         10,000
  September 30, 2000                                      -              -                -          6,750
  December 31, 2000                                       -              -                -          4,500
Issuance of common stock pursuant to
  Co-Packing Agreement
  May 5, 2000                                             -              -                -          3,490
  June 30, 2000                                           -              -                -          2,618
  July 31, 2000                                           -              -                -            512
  September 13, 2000                                      -              -                -              -
  September 30, 2000                                      -              -                -            869
  December 31, 2000                                       -              -                -            310
Issuance of common stock for U.S. Mainland
  office rental
  June 5, 2000                                            -              -                -            406
  June 30, 2000                                           -              -                -            438
  July 3, 2000                                            -              -                -            406
  September 1, 2000                                       -              -                -            188
  October 31, 2000                                        -              -                -            200
  December 31, 2000                                       -              -                -            562
Issuance of common stock to key management
  executives as incentive compensation
  August 31, 2000                                         -              -                -          5,625
Accrued dividend to Series B preferred holder
  December 31, 2000                                       -              -          (50,000)       (50,000)
Adjustment of previously accrued dividend to
  Series A preferred holder                               -              -           26,547         26,547
Net loss                                                  -              -       (2,937,658)    (2,937,658)
                                                      ------    -----------    -------------   ------------
BALANCE at December 31, 2000                              -              -     $(12,968,415)    $  313,066
                                                      ------    -----------    -------------   ------------

                      The accompanying notes are an integral part of these financial statements.




                      HAWAIIAN NATURAL WATER COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                              2000             1999
                                                            -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                  $(2,937,658)      $(1,581,943)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
    Depreciation and amortization                               384,880           288,759
    Amortization of debt discount                                35,574            59,398
    Impairment charge                                         1,025,935                 -
    Net income from subsidiary                                  (18,435)                -
    Issuance of common stock to Co-Packer,
      landlord and consultants                                   56,499                 -
    Issuance of common stock bonuses
      to executive officer                                       84,370                 -
    Issuance of common stock compensation
      to executives                                               5,625                 -
    Issuance of common stock options to
      consultants and distributors                               12,500            85,627
    Issuance of common stock options to
      non-employee directors                                        972             8,395
    Warrants granted for preferred
      standstill agreement                                            -            15,075
    Loss on sale of equipment                                         -             3,282
    Net decrease (increase) in current assets                   304,751          (520,343)
    Increase in other noncurrent liabilities                          -            41,380
    Net increase in current liabilities                         436,474           484,915
                                                            -----------       -----------
      Net cash used in operating activities                    (608,513)       (1,115,455)
                                                            -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                          (100,877)         (328,902)
  Acquisition of intangible asset                                     -          (159,149)
  Proceeds from sale of equipment                                     -             1,080
                                                            -----------       -----------
      Net cash used in investing activities                    (100,877)         (486,971)
                                                            -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable                       796,903                 -
  Repayments of principal on notes payable                      (62,669)         (131,956)
  Repayment of principal on capital leases                      (31,802)          (69,408)
  Net proceeds from sale of preferred stock
    and common stock warrants                                         -         1,146,239
  Net proceeds from sale of common stock
    and common stock warrants                                   100,000         1,030,000
  Redemption of preferred stock                                (319,000)         (808,750)
  Proceeds from exercise of common stock
    warrants and options                                        231,600           125,000
                                                            -----------       -----------
     Net cash provided by financing activities                  715,032         1,291,125
                                                            -----------       -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS        $     5,642       $  (311,301)
CASH AND CASH EQUIVALENTS, beginning of period                    8,988           320,289
                                                            -----------       -----------
CASH AND CASH EQUIVALENTS, end of period                    $    14,630       $     8,988
                                                            -----------       -----------





                            HAWAIIAN NATURAL WATER COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999
                                 (CONTINUED)

                                                               2000             1999
                                                            -----------      -----------
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
ACQUISITION OF NET OPERATING ASSETS OF ALII WATER
  BOTTLING, INC. WITH COMMON STOCK                          $         -      $   312,359
                                                            -----------      -----------
CO-PACKING AGREEMENT - PAID WITH COMMON STOCK               $         -      $   150,000
                                                            -----------      -----------
ADDITION OF CAPITALIZED EQUIPMENT LEASES                    $    17,243      $    82,176
                                                            -----------      -----------
CAPITAL ADDITION - ACQUIRED WITH NOTE PAYABLE               $         -      $    22,195
                                                            -----------      -----------
ACQUISITION AND RESCISSION OF NET OPERATING ASSETS
  OF ALOHA WATER CO.:
  Issuance of common stock and common stock warrants
    to professional advisor                                 $    70,000      $         -
  Issuance of common stock in merger                            937,500                -
  Issuance of note payable                                      500,000                -
  Cancellation of note payable                                 (500,000)               -
                                                            -----------      -----------
                                                            $ 1,007,500      $         -
                                                            -----------      -----------



               The accompanying notes are an integral part of these financial statements.




                    HAWAIIAN NATURAL WATER COMPANY, INC.
                       NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RISK FACTORS

(a)  Organization and Going Concern

Hawaiian Natural Water Company, Inc. (the "Company") was incorporated in the State of Hawaii on September 13, 1994. The Company was formed for the purpose of bottling, marketing and distributing Hawaiian natural water in Hawaii, the United States mainland and foreign markets. The Company's initial product introduction occurred in the first quarter of 1995.

In June 1999 the Company acquired certain assets of Ali'i Water Bottling Co., Inc. (see Note 3), which extended the Company's product line to include (1) premium purified bottled water, and (2) the home and office large bottle (3 gallon and 5 gallon) delivery market. This business is concentrated in the Kailua-Kona area of the Big Island of Hawaii.

In January 2000, the Company introduced a line of herbal beverages under the "East Meets West XEN(TM)" name. The beverages are manufactured for the Company pursuant to a co-packing agreement with a Los Angeles area bottler (see Note 10d to the financial statements). Sales efforts in 2000 were concentrated in Southern California, Hawaii and the Vancouver, Canada area.

In March 2000, the Company acquired Aloha Water Company Inc., a distributor of purified water in the home and office market in the Honolulu area. This acquisition was subsequently rescinded in December, 2000 (see Note 4).

In November 2000, the Company agreed to be acquired by AMCON Distributing Company, an Omaha, Nebraska based distributor, by means of a merger of the Company into a wholly owned subsidiary of AMCON (see Note 5).

Since the execution of the merger agreement, the Company has been substantially dependent upon AMCON for its financing requirements. If the merger agreement were terminated for any reason, the Company would likely not be able to continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred significant losses and negative cash flows from operations since inception. Management expects that the Company will continue to incur additional losses and negative cash flows until the Company achieves significant levels of sales. To date, the Company has been unable to generate cash flow sufficient to support its operations. Additionally, the Company has past due accounts payable of approximately $944,000 and mandatorily redeemable preferred stock and notes payable amounts due in near term of approximately $1,211,000. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

(b)  Basis of Accounting

The Company's accounting policies are in accordance with generally accepted accounting principles in the United States.


(c)  Cash and Cash Equivalents

Cash and cash equivalents include savings accounts and investments in a money market account with original maturities less than 90 days.

(d)  Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. As of December 31, 2000, inventories were comprised of the following:

                  Raw materials              $315,873
                  Finished goods              255,291
                                             --------
                                             $571,164
                                             ========

Raw materials inventory consists of PET "pre-forms", caps, labels and various packaging and shipping materials. Finished goods inventory includes materials, labor and manufacturing overhead costs.

(e)  Property and Equipment

Property and equipment are stated at cost, which includes the cost of labor used to install equipment and construct major leasehold improvements. Maintenance and repairs are expensed as incurred. Depreciation and amortization are provided on the straight-line method over the following estimated useful lives:

      Leasehold improvements                        The shorter of the
                                                    useful life or the
                                                    lease term

      Machinery, equipment and assets under
      capital lease                                 7-15 years

Property and equipment is summarized as follows:

      Machinery and equipment                               $2,610,658
      Leasehold improvements                                   529,960
      Assets under capital lease                               104,988
                                                            ----------
                                                             3,245,606
      Less--Accumulated depreciation and amortization         (989,490)
                                                            ----------
                                                            $2,256,116
                                                            ==========

(f)  Revenue Recognition

The Company recognizes revenue on the accrual method of accounting when title transfers: upon shipment, for bottled water products and other beverages, and upon delivery for home and office delivery products. The Company grants customers the right to return goods which are defective or otherwise unsuitable for sale. The Company issues refunds to customers or replaces goods which are rejected.

The Company's policy is to provide a reserve for estimated uncollectible trade accounts receivable. The Company also provides a reserve for estimated sales returns and related disposal costs. Net sales revenue reflects reductions for the reserve for sales returns, discounts, promotional allowances and freight-out. The Company also estimates the amount of billbacks from certain distributors which represents price adjustments for quantity or other discounts to distributors' customers.

(g)  Advertising

The Company charges the cost of advertising to expense as incurred. The Company incurred approximately $85,000 and $113,000 of advertising expense during the years ended December 31, 2000 and 1999, respectively.

(h)  Stock-Based Compensation

The Company accounts for transactions in which its equity instruments are issued to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably determinable. The Company has elected to account for the issuance of equity instruments to employees, using this intrinsic value method under APB Opinion No. 25. (See Note 8).

(i)  Basic and Diluted Loss Per Share

Basic and diluted loss per share is calculated using net loss adjusted for dividends to preferred shareholders. The Company's basic and diluted loss per share are the same for both 2000 and 1999 in that any conversion of stock options and warrants would have been anti-dilutive. Basic and diluted loss per share is based on the weighted average number of common shares issued and outstanding during the period of 6,844,744 and 4,476,554 for 2000 and 1999, respectively.

(j)  Fair Value of Financial Instruments

The carrying amounts for trade receivables and payables are considered to be their fair values. The fair value of the Company's notes payable at December 31, 2000 may be significantly different from their carrying value as a result of the matters discussed in Note 1a. above and as a result of fluctuations in market interest rates.

(k)  Income Taxes

Income tax liabilities and assets are recognized at enacted tax rates for the expected future tax consequences of temporary differences between carrying amounts and the tax bases of assets and liabilities. A reserve is provided to reduce deferred tax assets to estimated realizable value (See Note 9).

(l)  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(m)  New Accounting Pronouncement

In June 1998, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities", which is effective for fiscal years beginning after June 15, 2000 as amended by SFAS No. 137 and SFAS No. 138. SFAS No. 133 establishes accounting and reporting standards for derivative instruments. The statement requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value, and that changes in the derivative's fair value be recognized currently in the earnings unless specific hedge accounting criteria are met. The Company did not have any derivative instruments as of December 31, 2000 and believes that the adoption of SFAS No. 133 will not have a material impact on its financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB 101 provides guidance on the recognition, disclosure and presentation of revenue in financial statements. SAB 101, as amended by SAB 101A and SAB 101B, is required to be implemented no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The adoption of SAB 101 did not have a material impact on the Company's financial position or the results of operations.

In March 2000, the FASB issued interpretation No. 44, "Accounting For Certain Transactions Involving Stock Compensation--an Interpretation of APB Opinion No. 25." The Interpretation clarifies the application of APB Opinion No. 25 in certain situations, as defined. The Interpretation is effective July 1, 2000, but covers certain events occurring during the period after December 15, 1998, but before the effective date. To the extent that events covered by the effective date, the effects of applying this Interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final Interpretation, (a) no adjustments would be made to the financial statements for periods before the effective date and (b) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The adoption of this new Interpretation had no impact on the Company's financial statements, based on its current structure and operations.

(n)  Long-Lived Assets

Whenever there are recognized events or changes in circumstances that could affect the carrying amount of long-lived assets, management reviews these assets for possible impairment. Management uses estimated expected future net cash flows (undiscounted and excluding interest costs) to measure the recoverability of these assets. The estimation of expected future net cash flows is inherently uncertain and, relies to a considerable extent on the availability of capital. If in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could impact the carrying amount of these assets.

(o)  Reclassifications

Certain 1999 amounts have been reclassified to conform to their 2000 presentation.

2.  EQUITY TRANSACTIONS

(a)  Investor Relations

On July 31, 1998, the Company engaged a financial public relations advisor for a two-year term. As compensation for its services, the Company issued to this advisor 100,000 shares of Common Stock, plus options to purchase an aggregate of 565,000 additional shares at exercise prices ranging from $2.50 to $6.00 per share. On January 11, 1999 the advisor exercised 50,000 of these options, at an exercise price of $2.50 per share, which resulted in cash proceeds to the Company of $125,000. All of the remaining options have expired unexercised.

(b)  Series A Convertible Preferred Stock

In 1999, the Company issued an aggregate of 1,250 shares ($1.25 million in aggregate liquidation preference amount) of Series A convertible preferred stock to an institutional investor. The Company also issued to this investor for no additional consideration warrants to purchase 100,000 shares of common stock at an original exercise price of $3.625 per share.

Each share of Series A preferred stock had a liquidation preference of $1,000, and was entitled to cumulative dividends at an annual rate of 4%, payable quarterly commencing May 31, 1999, in cash or common stock at the election of the Company. The Series A preferred stock was convertible into common stock, in whole or in part at the election of the holder, at a variable conversion price based upon a discount to the market price (as defined) of the common stock as of each conversion date (the "beneficial conversion feature").

In August 1999, the investor converted six shares of Series A preferred into an aggregate of 11,429 shares of common stock. In September 1999, the Company entered into a standstill agreement with the investor, pursuant to which the investor agreed not to convert any additional shares of Series A preferred and granted the Company an option to redeem the outstanding shares. This standstill agreement was extended continuously until November 2, 2000. Pursuant to this standstill arrangement, the Company redeemed an aggregate of
(i) 925 shares of Series A preferred stock for an aggregate of $808,750 in 1999, (ii) 100 shares for an aggregate of $100,000 during the first quarter of 2000, (iii) 79 shares for an aggregate of $79,000 during the second quarter of 2000, and (iv) the remaining 140 shares for an aggregate of $140,000 in October 2000. As a result of these redemptions, there were no shares of Series A preferred outstanding at December 31, 2000.

As partial consideration for the extension of the standstill agreement, the Company reduced the exercise price of the warrants held by the investor in several increments to $.01 per share. The investor exercised these warrants in full in March 2000.

Primarily as a result of the amortization of the beneficial conversion feature and redemption of the Series A preferred shares, the Company recorded an aggregate preferred stock dividend of $416,379 during 1999. In 2000, the Company redeemed the remaining Series A preferred shares and adjusted the previously accrued preferred stock dividend to the holder, resulting in an aggregate preferred stock dividend of $86,698 for the Series A preferred shares.

(c)  Series B Convertible Mandatorily Redeemable Preferred Stock

In March 2000, the Company issued 100 shares ($100,000 aggregate liquidation preference amount) of Series B convertible preferred stock to a private investor. Each share of Series B preferred stock has a liquidation preference of $1,000. The Series B preferred stock is mandatorily redeemable, at the election of the holder, at any time within 90 days following the first anniversary date of the date of issuance in the event that the market price (as defined) of the common stock is less than $1.50 per share on the first anniversary date. The redemption price in such event is $1,500 per share ($150,000 in the aggregate).

The market price of the common stock was less than $1.50 on the first anniversary date, and the investor has delivered to the Company a notice of redemption with respect to all of the outstanding Series B preferred stock. The Company recorded the $50,000 redemption premium as a preferred stock dividend and classified the original $100,000 of mandatorily redeemable preferred stock as currently payable as of December 31, 2000 in the accompanying Financial Statements.

(d)  Private Offering of Common Stock and Warrants

In September 1999, the Company raised $850,000 ($830,000 net of offering expenses) through a private offering of 850,000 Units at a purchase price of $1.00 per Unit. Each Unit consisted of (i) one share of common stock, (ii) one five year warrant to purchase one share of common stock at an exercise price of $1.00 per share (a $1.00 warrant), and (iii) one five year warrant to purchase 2/3 of one share of common stock at an exercise price of $1.50 per share. An investment of $750,000 was received from two unaffiliated private investors (and certain of their affiliated entities), and an additional investment of $100,000 was received from the Company's Chief Executive Officer. The unaffiliated investors purchased an additional 200,000 Units in December 1999 and 100,000 Units in February 2000 for an aggregate additional investment of $300,000. The unaffiliated investors exercised (i) 50,000 $1.00 warrants for an aggregate of $50,000 in the first quarter of 2000, (ii) 114,600 $1.00 warrants for an aggregate of $114,600 in the second quarter of 2000, and (iii) 66,000 $1.00 warrants for an aggregate of $66,000 in the third quarter of 2000.

Approximately $530,000 of the net proceeds of the initial offering was allocated to the warrants granted to the investors, based upon the trading price of the common stock on the date of grant and the Black-Scholes option pricing model.

(e)  Stock Bonus

In December 2000, the Company awarded its Chief Executive Officer bonus compensation for 2000, payable in 350,000 shares of common stock. In connection with this award, the $100,000 bonus awarded the Company's Chief Executive Officer for 1999 (issued in January 2000) was rescinded. This earlier award had been granted subject to a commitment by the Chief Executive Officer to purchase an additional 100,000 Units at $1.00 per Unit. See Note 2b. The purchase of these Units was also rescinded in December 2000. The effect of these transactions was in substance a repricing of the January 2000 stock award in December 2000. The compensation expense related to these transactions was $84,370 in accordance with FIN 44. The withholding tax related to the December 2000 award was advanced to the Chief Executive Officer and included in the amount due from officers.

3.  ACQUISITION OF ALI'I WATER BOTTLING, INC.

Effective June 30, 1999, the Company purchased all of the operating assets, net of certain liabilities, of Ali'i Water Bottling, Inc. ("Ali'i"). Ali'i bottles and distributes purified water to the home and office market on the Big Island of Hawaii and also sells purified water in PET plastic bottles through retail channels throughout the Hawaiian Islands. The consideration for the net assets purchased was 263,040 shares of common stock of the Company. The Company assumed Ali'i's trade payables and contractual obligations related to continuing operations but did not assume any note(s) payable, line of credit or liabilities for federal, state, or local taxes incurred by Ali'i. The net assets acquired were recorded in the accounting records of the Company on June 30, 1999 in the amount of $312,359, which was the fair value of the 263,040 issued shares. No significant goodwill resulted from this acquisition. Acquisition costs were not material. The shares issued are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and may not be sold except in compliance with such Rule or other exemption from registration under the Securities Act. Had the acquisition occurred at January 1, 1999, the unaudited and pro forma net sales, net loss, diluted net loss per share and diluted weighted average common shares outstanding for 1999 would be as follows:

                                                    Twelve Months
                                                     Ended Dec 31,
                                                    ---------------
                                                         1999
                                                  -------------------
         Net sales                                   $ 3,303,984
         Net loss                                    $(1,913,388)
         Diluted net loss per share                  $     (0.43)
         Diluted weighted average common
           shares outstanding                          4,476,554


4.  ACQUISITION OF ALOHA WATER COMPANY, INC. AND IMPAIRMENT CHARGE

On March 17, 2000, the Company acquired Aloha Water Company, Inc., ("Aloha"), a distributor of purified water to the home and office delivery market in the Honolulu area. The acquisition was accomplished through a merger of Aloha into a wholly owned subsidiary of the Company formed for this purpose. The purchase price for Aloha consisted of an aggregate of (i) 750,000 shares of common stock of the Company and (ii) a promissory note of the Company in the amount of $500,000 (the "Aloha note") to the shareholders of Aloha. Interest on the note was payable monthly at the annual rate of 10%. The entire principal amount was due on April 1, 2000. The Aloha note was secured by a first priority security interest on all of the capital stock of Aloha.

In August, 2000 the holders of the Aloha note declared a default for failure to make certain interest payments, and foreclosed on their collateral, which was all of the stock of Aloha. As a result, the Company has written off its investment in Aloha, the related goodwill and the Aloha note. This write-off is reflected as a total impairment charge in 2000 of $1,025,935, which represented the Company's entire investment in Aloha.

In December 2000, the parties agreed to rescind the acquisition, as a result of which Aloha returned the Aloha note and the 750,000 shares of the Company's common stock. The fair value of the Company's shares returned was not material.

5.  AMCON MERGER

In November 2000, the Company entered into a merger agreement with AMCON
Distributing Company ("AMCON"), pursuant to which the Company has agreed to merge with and into, and thereby become, a wholly-owned subsidiary of AMCON.
The merger consideration values the entire common equity interest in the Company at $2,865,348, payable in common stock of AMCON, which will be priced at not less than $6.00 or more than $8.00 per share, based on a 20 trading day measuring period ending three trading days before the date of the Company's shareholder vote on the merger. As a result, AMCON will issue an aggregate of not less than 358,168 or more than 477,558 shares. Holders of outstanding options and warrants of the Company would receive comparable options and warrants of AMCON with the exercise price and number of shares covered adjusted based upon the exchange ratio.

The merger is expected to qualify as a tax-free reorganization. It is subject to various conditions, including the effectiveness of a registration statement covering the shares to be issued in the merger, the listing of such shares on the American Stock Exchange, and the approval of the Company's shareholders.
All of the Company's officers and directors and any of their affiliated entities that own shares of the Company's common stock have agreed to vote their shares in favor of the merger.

If the Merger Agreement is terminated for any reason, it is likely that the Company will not be able to continue as a going concern.

6.  NOTES PAYABLE

In anticipation of acquiring the Company, AMCON has provided certain debt financing to the Company for working capital and other general corporate purposes. AMCON advanced $350,000 in September 2000, and an additional
$400,000 in October 2000. These loans are evidenced by secured promissory notes (the "AMCON notes") bearing interest at a rate of 10% per annum, payable quarterly. The AMCON notes are convertible at the election of AMCON, under certain circumstances, into Series C convertible preferred stock bearing dividends, payable quarterly, of 10% per annum and giving effective control of the Board of Directors to AMCON. The AMCON notes are secured by a lien on all of the Company's assets. The due date of the AMCON notes, originally February
28, 2001, has been extended to May 31, 2001.

In September 1997, the Company acquired certain bottle making equipment used in its bottling operations. The consideration for the equipment was an aggregate of $1.2 million, a portion of which was paid through the issuance of a promissory note in the original principal amount of $825,000, payable in installments, as defined. The Company discounted this equipment note payable using an estimated weighted average cost of capital of 12%, and amortized the resulting discount to interest expense using the effective interest method over the term of the loan. In October 2000, the Company renegotiated the payment terms for this promissory note.

In September 1999, the Company acquired a prefabricated warehouse, which it assembled and installed on its property in Kea'au. The warehouse was purchased for $24,995 with a down payment of $2,000 and a 5 year note, with monthly payments aggregating $22,995, including interest.

The following summarizes the Company's notes payable as of December 31, 2000:

         Equipment note payable                       $  466,457
         Less: Unamortized discount                      (19,108)
                                                      -----------
         Net equipment note payable                      447,349
         First AMCON note                                350,000
         Second AMCON note                               400,000
         Note payable to service provider                 22,135
         Vehicle installment note payable                  3,490
         Warehouse note payable                           16,180
                                                      -----------
         Subtotal - notes payable                      1,239,154
         Less: Current portion                        (1,061,437)
                                                      -----------
         Non-current portion                          $  177,717
                                                      ===========

Maturities of notes payable, net of discount at December 31, 2000 are as follows:

         2001                                         $1,061,437
         2002                                            169,025
         2003, and thereafter                              8,692
                                                      ----------
                                                      $1,239,154
                                                      ==========

7.  CONSULTING ARRANGEMENTS

During 2000 and 1999, the Company hired various consultants to perform sales, marketing and other functions. The Company recognized consulting expenses of approximately $111,000 and $88,000 for 2000 and 1999, respectively.

8.  STOCK OPTIONS

The Board of Directors has authorized an aggregate of 1,000,000 shares of common stock for issuance upon the exercise of stock options which may be granted from time to time to directors, officers, employees and consultants of the Company under the Company's stock option plan. Under this plan, the Company granted to certain consultants and distributors options to purchase an aggregate of 12,500 shares of common stock options in 2000, and 136,500 shares of common stock options in 1999. These options are exercisable for five years at exercise prices ranging from $1.00 to $4.00 per share.
Certain of these options were valued based upon the value of services provided and others were valued using the Black-Scholes option pricing model, at $12,500 in 2000, and $75,398 in 1999, which amounts were charged to expense as incurred. These options vested upon grant.

         Using the Black-Scholes option valuation model (and the following assumptions), the estimated fair values of options granted ranged from $.13 to $2.21 in 1999. Management believes that the fair value results from using the Black-Scholes calculation may not be indicative of the Company's economic cost of issuing stock options. Principle weighted-average assumptions used in applying the Black-Scholes model were as follow:

<TABLE
                                                   1999
                                              --------------
         Expected volatility                      60.00%
         Expected dividend yield                   0.00%
         Expected term                           5 years
         Risk-free interest rate             5.63% to 5.78%

In addition, as further described below, at December 31, 2000, outstanding options to purchase an aggregate of 438,367 shares of common stock were held by employees and former employees of the Company. These options are not reflected on the balance sheet as "Common Stock warrants and options, issued and outstanding."

The following summarizes information about stock options granted to employees and former employees during the years ended December 31, 2000 and 1999:


                                                 Weighted-Average
                                           Shares         Exercise Price
                                          ---------      ----------------

     Balance at January 1, 1999            487,000          $   4.00
        Granted                             70,000          $   4.00
        Forfeited                         (109,833)         $   4.00
                                          ---------         --------
     Balance at December 31, 1999          447,167          $   4.00
        Granted                                  -
        Forfeited                           (8,800)         $   4.00
                                          ---------
     Balance at December 31, 2000          438,367          $   2.25
                                          ---------

In February 2000, the Company reduced the exercise price of all stock options held by the current employees from $4.00 to $2.00 per share. This had no impact on compensation expense during 2000.

At December 31, 2000 and 1999, respectively, the Company had 337,825 and 265,925 vested employee options outstanding, exercisable at a weighted-average exercise price of $2.25 and $4.00, respectively.

The Company accounts for stock options granted to employees under APB No. 25, under which expense is recognized if the exercise price of options granted is less than the market price on the date of grant. If compensation expense for stock options granted to employees had been accounted for under SFAS. 123, the Company's net loss per share for 2000 and 1999 would have been $(.47) and $(.51), respectively.

9.  INCOME TAXES

Certain items of expense are recognized in different periods for income tax purposes than for financial reporting purposes. As of December 31, 2000, the Company had approximately $7.5 million of net operating loss (NOL) carryforwards available to reduce future taxable income. These NOL carryforwards expire on various dates beginning in 2012 through 2021. The deferred tax asset as of December 31, 2000 consisted primarily of net operating loss carryforwards. A valuation allowance has been provided for the entire deferred tax asset due to the uncertainty of its realization.

The Company is subject to Internal Revenue Code Section 382 which limits the Company's ability to utilize net operating losses generated prior to the closing of its initial public offering (of approximately $2.3 million). The annual net operating loss limitation under Section 382 is approximately $361,000. The current limitation is subject to change as a result of recent equity transactions.

The Company paid no income taxes and had no net deferred or current tax provision/benefit for the years ended December 31, 2000 and 1999.

10.  COMMITMENTS AND CONTINGENCIES

(a)  Capital Lease Obligations

The Company leases machinery and equipment under capital leases which expire on various dates through August 2005.

As of December 31, 2000, future minimum lease payments were as follows:


          2001                                             36,174
          2002                                              8,801
          2003                                              5,596
          2004                                              5,596
          2005                                              2,798
                                                        ---------
          Total future minimum payments                    58,965
          Less - Amount representing interest             (12,169)
                                                        ---------
          Total Capital lease obligations                  46,796
          Less - Current portion                          (30,375)
                                                        ---------
          Noncurrent portion                            $  16,421
                                                        =========

The capital leases bear interest ranging from 12.5% to 27%, per year.

(b)  Operating Lease Obligations

     (i)  Plant Lease

The Company leases its bottling facility and surrounding property, including the water source and pumping equipment from an affiliate, under a 50 year lease. The lease can be renewed at the Company's option for an additional 50 years. The lease includes the following provisions:

Rent is the greater of $5,335 per month (Base Rent), adjusted every five years based upon changes in the consumer price index in Hawaii, as defined, or 2% of the Company's net revenue, as defined.

The lease entitles the Company to exclusive use of the water source, except that the lessor may draw up to 50% of the water flow for use in beverage production other than the sale of natural water. The Company believes the remaining 50% is adequate for the current and projected future needs of the Company's business.

During 2000, the Company incurred approximately $4,000 for leasehold improvements to this property.

     (ii)  Warehouse Lease

On February 1999, the Company entered into a one-year lease for warehouse space located near its bottling plant with lease payments of $2,560 per month. In January 2000, this lease was terminated and the warehouse space was replaced with a prefabricated warehouse erected on the Company's leased bottling facility property.

     (iii)  Office Lease

In October 1996, the Company entered into a three-year office and warehouse lease in Honolulu, with a renewal option. Monthly rental payments were $3,000 through November 1997. Thereafter, monthly rental payments were $4,000. Commencing October 1, 1999 the Company entered into a 45 month lease of office and warehouse space in Pearl City, containing approximately 13,500 square feet of warehouse and 1,500 square feet of office space. Terms of the lease provided for no rental fee for the first month. Thereafter, monthly payments are $6,800 through May 2001, $7,800 through May 2002, and $8,800 through May 2003.

On December 2000, the Company relocated its accounting and administrative operations to its bottling plant in Keaau on the Big Island. In January 2001, the Company entered into an agreement to sublease 11,770 square feet of its Pearl City office space. The sublease is for a 29 month period, ending on May 31, 2003, and the monthly sublease income is $7,062.

On July 1, 1999 the Company entered in to a month-to-month rental agreement for 5,043 square feet of manufacturing and office space for its Ali'i home and office delivery business in Kailua-Kona, Hawaii. The lease is terminable on a 14 day advance notice. Monthly payments are $2,747.

The Company incurred approximately $203,000 and $184,000 in lease expense under all existing facility lease agreements in 2000 and 1999, respectively.

The future minimum lease payments for the plant, warehouse and office leases as of December 31, 2000 were as follow:

                  2001                          $  167,428
                  2002                             172,428
                  2003                             110,828
                  2004                              66,828
                  2005                              66,828
                  Thereafter                     2,522,757
                                                ----------
                                                $3,107,097
                                                ==========

The future sublease income for the Pearl City office and warehouse space are as follow:

                  2001                         $    84,744
                  2002                              84,744
                  2003                              35,310
                                               -----------
                                               $   204,798
                                               ===========

(c)  Sponsorship and Sales Agreement

In June 1999, the Company entered into a five year sponsorship and beverage sales agreement with the USS Missouri Memorial Association, Inc., a nonprofit corporation which operates the Battleship Missouri Memorial (the "Missouri") as a visitor attraction at Pearl Harbor, Hawaii. Under the terms of this agreement, the Company became an official sponsor of the Missouri, and agreed to supply bottled water and vending machines to the Missouri, in exchange for a license to certain of Missouri's trademarks for use in various marketing and promotional activities, and a lease of space for the operation of vending machines at the Missouri. The aggregate sponsorship fee is $100,000, payable $20,000 annually in monthly installments of $1,667. Additionally, the Company is obligated to provide cash and in-kind support for events promoting the Missouri in an aggregate amount of $432,500 (none of which had been provided as of December 31, 2000). In July 2001, the Company has the option to re-negotiate or terminate the agreement if the prior 12 month sales of the Company's bottled water to the Missouri are less than $144,000. In February 2001, based on sales to date, the Company advised the Missouri that it intends to exercise its right to re-negotiate or terminate this agreement. As of December 31, 2000, the Company has accrued approximately $12,000 for unpaid sponsorship fees. In the opinion of management, the outcome of the re-negotiation or termination will not have a material adverse effect on the financial statements.

(d)  Co-Packing Agreement

In June 1999, the Company entered into a five year agreement with an independent bottler in Los Angeles, California (the "Bottler") for the production, warehousing, and shipment of herbal beverages. On September 13, 1999, the Company issued 100,000 shares of common stock to the principals of the Bottler in partial consideration for these services. The agreement was recorded as an asset on the Company's accounting records in the amount of $150,000. Initially, $43,750 was allocated to the common stock account (based on the aggregate market value of the 100,000 common shares issued) and the balance ($106,250) was allocated to common stock options. The agreement provided that in the event the market price (as defined) of the Company's common stock on the first anniversary of the date of issuance was less than $1.50 per share, the Company would issue, for no additional consideration, sufficient additional shares of common stock to bring the then market value of all shares issued (including the initial 100,000 shares) up to $150,000. Pursuant to this provision, on September 13, 2000, the Company issued an additional 700,000 shares of common stock to the principals of the Bottler. Upon issuance of these additional 700,000 shares, the $106,250 initially allocated to common stock options was reclassified to the common stock account.

11.  ACQUISITION OF INTANGIBLE ASSET

In June 1999, the Company purchased for $150,000 the beverage products, trademarks and all other rights related to a line of herbal beverages. The acquisition cost and related trademark registration expenses have been capitalized and are being amortized over a five year period.

12.  SIGNIFICANT CUSTOMER

For the years ended December 31, 2000 and 1999 approximately 49% and 47%, respectively, of the Company's sales were made through one Hawaii distributor. No other single customer accounted for greater than 10% of sales.

13.  SEGMENT INFORMATION

The Company has three segments: PET, home and office delivery, and XEN. The Company's reportable segments are business units defined by product line, the results of which are reported directly to the Company's chief operating decision maker. The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies". The Company manages cash flows and assets on a consolidated basis, and not by segment, and does not allocate or report assets and capital expenditures by segment. Information for the year ended December 31, 1999 has been recast, as required by SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."

The following tables summarize the operating results by segment for the years ended December 31, 1999 and 2000:

YEAR ENDED DECEMBER 31, 1999:

                                            Home and                                  Company
                                PET         Office        XEN        Corporate        Total
                             ----------    ---------   ---------    -----------    -----------
Revenue from
  external customers         $2,902,949   $  147,434   $       -    $         -    $ 3,050,383
Depreciation and
  amortization expense          167,413       26,025      20,698         74,623        288,759
Total operating costs         2,899,211      236,724      20,698      1,405,273      4,561,906
Operating income (loss)           3,738      (89,290)    (20,698)    (1,405,273)    (1,511,523)
Net interest expense                  -       10,630           -         59,790         70,420
Net income (loss)            $    3,738   $  (99,920)  $ (20,698)   $(1,465,063)   $(1,581,943)




YEAR ENDED DECEMBER 31, 2000:

                                           Home and                                  Company
                                PET         Office        XEN        Corporate        Total
                             ----------    ---------   ---------    -----------    -----------
Revenue from
  external customers        $2,794,919   $   598,001   $ 288,106    $         -    $ 3,681,026
Depreciation and
  amortization expense         167,288        82,062      60,907         74,623        384,880
Total operating costs        2,729,618       777,166     572,828      1,393,108      5,472,720
Operating income (loss)         65,301      (179,165)   (284,722)    (1,393,108)    (1,791,694)
Net interest expense                 -         8,411           -        111,618        120,029
Impairment charge                    -     1,025,935           -              -      1,025,935
Net income (loss)           $   65,301   $(1,213,511)  $(284,722)   $(1,504,726)   $(2,937,658)


14.  401(k) PLAN

In 1999, the Company established a defined contribution retirement plan (the Plan) governed under Section 401(k) of the Internal Revenue Code. In 2000, prior to implementation of the Plan, the Company determined that based on the Company's current financial condition, it would not be prudent to proceed with the Plan. In December 2000 the Plan was terminated.

15.  SUBSEQUENT EVENTS

(a)  Issuance of Stock to AMCON

In February 2001, the Company issued 750,000 shares of common stock to AMCON at $.40 per share for an aggregate equity investment of $300,000. These shares will participate in the Merger consideration (see Note 5). AMCON now owns approximately 9.5% of the Company's common stock.

(b)  Equipment Lease

The Company has ordered new blow molding and related equipment for installation at the Company's bottling facility. The Company expects this equipment, which will be fully operational by August 2001, to significantly enhance the efficiency of its bottling operations. The equipment was acquired by AMCON in its own name. Upon installation, the Company expects to lease this equipment from AMCON, on terms to be agreed upon. This lease is expected to be accounted for as an operating lease.

16.  QUARTERLY DATA (UNAUDITED)

In the opinion of management, the following unaudited, quarterly data reflects all adjustments (consisting primarily of normal recurring adjustments) considered necessary to fairly present the Company's results of operations in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission.

                                                     1999 Quarter Ended*
                            -----------------------------------------------------------------
                                                              September 30
                                 March 31        June 30        (As Restated)    December 31
                                 --------        -------        -------------    -----------
                                                      (Unaudited)
Net Sales                      $   485,805    $   742,739        $   929,880     $   891,959
Cost of Sales                      448,645        516,946            709,988         788,824
                               -----------    -----------        -----------     -----------
Gross Margin                        37,160        225,793            219,892         103,135
Expenses
  General and Administrative       284,911        343,472            423,584         384,247
  Selling and Marketing            149,055        175,311            169,342         167,581
                               -----------    -----------        -----------     -----------
                                   433,966        518,783            592,926         551,828
Other Income (Expenses)
  Interest Income                    3,391          1,166              3,933           2,025
  Interest Expense                 (23,133)       (16,967)           (18,223)        (22,612)
                               -----------    -----------        -----------     -----------
                                   (19,742)       (15,801)           (14,290)        (20,587)
                               -----------    -----------        -----------     -----------
Net Loss                       $  (416,548)   $  (308,791)       $  (387,324)    $  (469,280)
                               -----------    -----------        -----------     -----------
  Preferred Stock Dividend (**)          -              -           (312,500)       (103,879)
Net Loss Applicable
  to Common Shareholders       $  (416,548)   $  (308,791)       $  (699,824)    $  (573,159)
                               -----------    -----------        -----------     -----------
Basic and Diluted
  Net Loss Per Share           $     (0.10)   $     (0.08)       $     (0.16)    $     (0.11)
                               -----------    -----------        -----------     -----------
Weighted Average
  Shares Outstanding             4,070,619      4,079,563          4,395,155       5,357,053
                               -----------    -----------        -----------     -----------
                                                   2000 Quarter Ended*
                            -----------------------------------------------------------------
                              March 31
                            (As Restated)      June 30          September 30    December 31
                             ------------    -----------        -------------   -----------
                                                     (Unaudited)
Net Sales                     $ 1,024,692    $ 1,173,421        $   944,999     $   537,914
Cost of Sales                     799,982        955,964            661,677         565,537
                              -----------    -----------        -----------     -----------
Gross Margin                      224,710        217,457            283,322         (27,623)
Expenses
  General and
    Administrative (***)          434,118        408,657            281,420         465,080
  Selling and Marketing           225,747        316,452            217,451         140,635
                              -----------    -----------        -----------     -----------
                                  659,865        725,109            498,871         605,715
Other Income (Expenses)
  Impairment Charge                     -       (903,094)          (122,841)              -
  Interest Expense                (21,010)       (56,667)            24,076         (66,428)
                              -----------    -----------        -----------     -----------
Net Loss                      $  (456,165)   $(1,467,413)       $  (314,314)       (699,766)
                              -----------    -----------        -----------     -----------
  Preferred Stock Dividend        (35,500)       (28,045)           (49,700)        (23,453)
Net Loss Applicable
  to Common Shareholders      $  (491,665)   $(1,495,458)       $  (364,014)    $  (723,219)
                              -----------    -----------        -----------     -----------
Basic and Diluted
  Net Loss Per Share          $     (0.08)   $     (0.22)       $     (0.05)    $     (0.09)
                              -----------    -----------        -----------     -----------
Weighted Average
  Shares Outstanding            5,883,760      6,759,582          7,041,501       7,682,761
                              -----------    -----------        -----------     -----------


* Results of operations for interim periods are not necessarily indicative of results to be achieved for full fiscal years.

**    Restatement of Quarter Ended September 30, 1999: The preferred stock dividend of
      $312,500 represents the amortization of preferred stock discount resulting from a beneficial conversion feature related to the Company's Series A convertible preferred stock.  The beneficial conversion feature should have been recognized when the preferred shares were issued and the resulting discount to preferred stock should have been amortized to the date the securities first became convertible.  The beneficial conversion feature issue was identified during the third quarter but was not resolved until the fourth quarter.  All of the shares became convertible on September 3, 1999.  As such, the results for the third quarter were restated to give effect to the amortization of the beneficial conversion feature discount.

***   Restatement of Quarter Ended March 31, 2000: In January 2000, the Company
      granted its Chief Executive Officer a cash bonus of $100,000, subject to a commitment by the Chief Executive Officer to purchase an additional 100,000
      Units at $1 per Unit (each Unit consisting of one share of common stock of the company and one warrant to purchase one share of the Company at a strike price of $1).  This bonus arrangement was incorrectly treated like a cash bonus and the amount charged to expense was $100,000.  During the fourth quarter of 2000, the Company concluded that this was in substance an equity compensation arrangement.  As such, the intrinsic value of the equity compensation at the date of grant was $40,620, thereby resulting in a restatement of general and administrative expense of $59,380 in the quarter ended March 31, 2000.






                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Hawaiian Natural Water Company, Inc.:

We have audited the accompanying balance sheet of HAWAIIAN NATURAL WATER COMPANY, INC., (a Hawaii corporation) as of December 31, 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hawaiian Natural Water Company, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the two years in the period then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ ARTHUR ANDERSEN LLP

Honolulu, Hawaii
March 21, 2000






                      HAWAIIAN NATURAL WATER COMPANY, INC.
                           BALANCE SHEET
                         DECEMBER 31, 1999

                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                   $    8,988
  Trade accounts receivable, net of allowance for doubtful
    accounts of $24,068                                          542,317
  Inventories                                                    583,391
  Other current assets                                           103,407
                                                              ----------
      Total current assets                                     1,238,103
                                                              ----------
PROPERTY AND EQUIPMENT, net of accumulated depreciation and
  amortization of $661,402                                     2,465,504
CO-PACKING AGREEMENT, net of accumulated amortization
  of $7,500                                                      142,500
INTANGIBLE ASSET, net of accumulated amortization
  of $17,708                                                     145,900
                                                              ----------
      Total assets                                            $3,992,057
                                                              ==========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                            $  984,236
  Book overdraft                                                  28,001
  Accrued professional fees                                       84,193
  Accrued vacation                                                32,489
  Accrued commissions and billbacks                               97,358
  Accrued promotional expenses                                    28,746
  Accrued other                                                   70,838
  Notes payable                                                  141,153
  Capital lease obligation                                        31,100
                                                              ----------
      Total current liabilities                                1,498,114
                                                              ----------
NON-CURRENT LIABILITIES:
  Notes payable--net of current portion                          328,197
  Capital lease obligation--net of current portion                30,255
  Other                                                           41,380
                                                              ----------
      Total non-current liabilities                              399,832
                                                              ----------
      Total liabilities                                        1,897,946

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock, $1 par value:
    Authorized--5,000,000 shares
    Issued and outstanding--319 shares
    Liquidation preference of $319,000                           205,755
  Common stock, no par value:
    Authorized--20,000,000 shares
    Issued and outstanding--5,536,727 shares                   8,076,886
  Common stock warrants and options:
    Issued and outstanding--5,709,458 shares                   3,705,529
  Accumulated deficit                                         (9,894,059)
                                                              ----------
      Total stockholders' equity                               2,094,111
                                                              ----------
      Total liabilities and stockholders' equity              $3,992,057
                                                              ==========

      The accompanying notes are an integral part of this financial statement.




                       HAWAIIAN NATURAL WATER COMPANY, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                  1999          1998
                                                              -----------   -----------
NET SALES                                                     $ 3,050,383   $ 1,809,730
COST OF SALES                                                   2,464,403     1,680,381
                                                              -----------   -----------
    Gross margin                                                  585,980       129,349
                                               -----------   -----------
EXPENSES:
  General and administrative                                    1,436,214     1,266,158
  Selling and marketing                                           661,289       982,118
                                                              -----------   -----------
                                                                2,097,503     2,248,276
                                                              -----------   -----------
OPERATING LOSS                                                 (1,511,523)   (2,118,927)
OTHER INCOME (EXPENSE):
  Investor relations expense                                            -    (1,122,913)
  Interest income                                                  10,515        71,829
  Interest expense                                                (80,935)      (96,441)
                                                              -----------   -----------
                                                                  (70,420)   (1,147,525)
                                                              -----------   -----------
NET LOSS                                                       (1,581,943)   (3,266,452)
                                                              -----------   -----------
  Preferred Stock Dividend                                       (416,379)            -
                                                              -----------   -----------
NET LOSS Available to Common Shareholders                     $(1,998,322)  $(3,266,452)
                                                              ===========   ===========
BASIC AND DILUTED NET LOSS PER SHARE                          $     (0.45)  $     (0.83)
                                                              ===========   ===========



        The accompanying notes are an integral part of these financial statements.







                               HAWAIIAN NATURAL WATER COMPANY, INC.
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                                  COMMON STOCK
                                                                                    WARRANTS
                                                       COMMON STOCK              AND OPTIONS
                                                   ----------------------      --------------------
                                                   NUMBER OF                 NUMBER OF
                                                     SHARES      AMOUNT        SHARES       AMOUNT
                                                  ----------   -----------   ----------   -----------

BALANCE,
  January 1, 1998                                  3,899,212   $ 6,338,728    3,170,310   $ 2,000,546
Issuance of common stock
  July 31, 1998                                      100,000       350,000            -             -
  October 1, 1998                                      1,000         4,312            -             -
Exercise of warrants
  September 2, 1998                                   24,351            22      (24,351)            -
Issuance of stock options to
  consultants and distributors
  January 2, 1998                                          -             -       43,000        53,370
  July 31, 1998                                            -             -      565,000       772,913
  October 7, 1998                                          -                      4,000        14,500
Net Loss                                                   -             -            -             -
                                                   ----------   -----------   ----------   -----------
BALANCE, December 31, 1998                         4,024,563     6,693,062    3,757,959     2,841,329
Issuance of common stock and warrants in
  private offering
  September 28, 1999                                 850,000       440,646    1,416,666       389,354
  December 6, 1999                                   100,000        53,097      166,667        46,903
  December 10, 1999                                  100,000        53,098      166,666        46,902
Issuance of common stock for purchase of Net
  Assets of Alii Water Bottling, Inc.
  June 30, 1999                                      263,040       312,359            -             -
Issuance of common stock for Co-Packing
  agreement
  September 13, 1999                                 100,000        43,750            -       106,250
Issuance of common stock and common stock options
  to professional advisor for services rendered
  April 1, 1999                                            -             -       12,500        16,226
  July 1, 1999                                             -             -       12,500        16,226
  July 14, 1999                                        2,695         2,695            -             -
  September 28, 1999                                  30,000        15,929       50,000        14,071
  October 1, 1999                                          -             -       12,500         3,000
Issuance of common stock options to non-
  employee directors                                       -             -        9,000         8,395
Issuance of common stock options to marketing
  consultant
  May 20, 1999                                             -             -       10,000         4,370
  May 24, 1999                                             -             -       30,000        13,110
Exercise of common stock options by financial
  public relations advisor
  January 11, 1999                                    50,000       125,000      (50,000)            -
Issuance of preferred stock and common stock
  warrants to institutional investor,
  net of offering costs
  March 3, 1999                                            -             -      100,000        97,422
Issuance of common stock and Common stock
  warrants to Broker for services rendered
  March 3, 1999                                        5,000        18,750       15,000        41,670
Issuance of preferred stock to institutional
  investor
  August 10, 1999                                          -       312,500            -             -
Repricing of warrants associated with the
  outstanding preferred stock
  August 10, 1999                                          -             -            -        27,003
  September 23, 1999                                       -             -            -        19,069
  November 5, 1999                                         -             -            -        14,229
Conversion of preferred  stock to common stock
  August 24, 1999                                     11,429         6,000            -             -
Redemption of preferred stock
  September 23, 1999                                       -             -            -             -
  October 1, 1999                                          -             -            -             -
  October 8, 1999                                          -             -            -             -
  November 5, 1999                                         -             -            -             -
Accrued dividends to preferred Shareholder                 -             -            -             -
Net loss                                                   -             -            -             -
                                                   ----------   -----------   ----------   -----------
BALANCE at December 31, 1999                       5,536,727    $8,076,886    5,709,458    $3,705,529
                                                   ==========   ===========   ==========   ===========






                        HAWAIIAN NATURAL WATER COMPANY, INC.
                     STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                    FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                                   (CONTINUED)

                                                    PREFERRED STOCK                                TOTAL
                                               ------------------------                        STOCKHOLDERS'
                                                NUMBER OF                      ACCUMULATED        EQUITY
                                                  SHARES         AMOUNT           DEFICIT        (DEFICIT)
                                               -----------    -----------      -----------    -------------
BALANCE, December 31, 1997                              -     $         -      $(4,629,285)    $ 3,709,989
Issuance of common stock
  July 31, 1998                                         -               -                -         350,000
  October 1, 1998                                       -               -                -           4,312
Exercise of warrants
  September 2, 1998                                     -               -                -              22
Issuance of stock options to
  consultants and distributors
  January 2, 1998                                       -               -                -          53,370
  July 31, 1998                                         -               -                -         772,913
  October 7, 1998                                       -               -                -          14,500
Net Loss                                                -               -       (3,266,452)     (3,266,452)
                                                 ----------    ------------      -----------     -----------
BALANCE, December 31, 1998                              -               -       (7,895,737)      1,638,654
Issuance of common stock and warrants in
  private offering
  September 28, 1999                                    -               -                -         830,000
  December 6, 1999                                      -               -                -         100,000
  December 10, 1999                                     -               -                -         100,000
Issuance of common stock for purchase of Net
  Assets of Alii Water Bottling, Inc.
  June 30, 1999                                         -               -                -         312,359
Issuance of common stock for Co-Packing
  agreement
  September 13, 1999                                    -               -                -         150,000
Issuance of common stock and common stock options
  to professional advisor for services rendered
  April 1, 1999                                         -               -                -          16,226
  July 1, 1999                                          -               -                -          16,226
  July 14, 1999                                         -               -                -           2,695
  September 28, 1999                                    -               -                -          30,000
  October 1, 1999                                       -               -                -           3,000
Issuance of common stock options to non-
  employee directors                                    -               -                -           8,395
Issuance of common stock options to marketing
  consultant
  May 20, 1999                                          -               -                -           4,370
  May 24, 1999                                          -               -                -          13,110
Exercise of common stock options by financial
  public relations advisor
  January 11, 1999                                      -               -                -         125,000
Issuance of preferred stock and common stock
  warrants to institutional investor,
  net of offering costs
  March 3, 1999                                       750         488,397                -         585,819
Issuance of common stock and Common stock
  warrants to Broker for services rendered
  March 3, 1999                                         -               -                -          60,420
Issuance of preferred stock to institutional
  investor
  August 10, 1999                                     500         500,000         (312,500)        500,000
Repricing of warrants associated with the
  outstanding preferred stock
  August 10, 1999                                       -         (20,252)               -           6,751
  September 23, 1999                                    -         (14,302)               -           4,767
  November 5, 1999                                      -         (10,672)               -           3,557
Conversion of preferred stock to common stock
  August 24, 1999                                      (6)         (6,000)               -               -
Redemption of preferred stock
  September 23, 1999                                 (250)       (197,680)         (52,320)       (250,000)
  October 1, 1999                                    (375)       (296,520)          (3,480)       (300,000)
  October 8, 1999                                    (250)       (197,680)         (11,070)       (208,750)
  November 5, 1999                                    (50)        (39,536)         (10,464)        (50,000)
Accrued dividends to preferred Shareholder              -               -          (26,545)        (26,545)
Net loss                                                -               -       (1,581,943)     (1,581,943)
                                              ------------    ------------     ------------    ------------
BALANCE at December 31, 1999                          319     $   205,755      $(9,894,059)    $ 2,094,111
                                              ============    ============     ============    ============

                The accompanying notes are an integral part of these financial statements.





                            HAWAIIAN NATURAL WATER COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                                 1999          1998
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                    $(1,581,943)  $(3,266,452)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation and amortization                                 288,759       198,315
    Issuance of common stock options to consultants and
      distributors                                                 85,627     1,195,117
    Issuance of common stock options to non-employee
      directors                                                     8,395             -
    Amortization of debt discount                                  59,398        84,840
    Warrants granted for preferred standstill agreement            15,075             -
    Loss on sale of equipment                                       3,282             -
    Net (increase) in current assets                             (520,343)     (137,338)
    Increase in other noncurrent liabilities                       41,380             -
    Net increase in current liabilities                           484,915       279,812
                                                              -----------   -----------
      Net cash used in operating activities                    (1,115,455)   (1,645,706)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                            (328,902)     (351,854)
  Acquisition of intangible asset                                (159,149)            -
  Proceeds from sale of equipment                                   1,080             -
  Deposit on equipment                                                  -       (47,238)
                                                              -----------   -----------
      Net cash used in investing activities                      (486,971)     (399,092)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes payable                                    (131,956)     (169,728)
  Repayment of principal on capital leases                        (69,408)      (42,230)
  Net proceeds from sale of preferred stock and common stock
    warrants                                                    1,146,239             -
  Net proceeds from sale of common stock and common stock
    warrants                                                    1,030,000             -
  Redemption of preferred stock                                  (808,750)            -
  Proceeds from exercise of common stock options                  125,000             -
                                                              -----------   -----------
      Net cash provided by (used in) financing activities       1,291,125      (211,958)
                                                              -----------   -----------
NET (DECREASE) IN CASH AND CASH EQUIVALENTS                   $  (311,301)  $(2,256,756)
CASH AND CASH EQUIVALENTS, beginning of period                    320,289     2,577,045
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS, end of period                      $     8,988   $   320,289
                                                              ===========   ===========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
ACQUISITION OF NET OPERATING ASSETS OF ALII WATER BOTTLING,
  INC. WITH COMMON STOCK                                      $   312,359   $         -
                                                              ===========   ===========
CO-PACKING AGREEMENT--PAID WITH COMMON STOCK                  $   150,000   $         -
                                                              ===========   ===========
ADDITION OF CAPITALIZED EQUIPMENT LEASES                      $    82,176   $         -
                                                              ===========   ===========
CAPITAL ADDITION--ACQUIRED WITH NOTE PAYABLE                  $    22,195   $         -
                                                              ===========   ===========
PREFERRED SHAREHOLDER DIVIDENDS                               $   416,379   $         -
                                                              ===========   ===========
INTEREST PAID                                                 $    21,537   $    11,463
                                                              ===========   ===========

    The accompanying notes are an integral part of these financial statements.



                       HAWAIIAN NATURAL WATER COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RISK FACTORS

a.  ORGANIZATION

Hawaiian Natural Water Company, Inc. (the "Company") was incorporated in the state of Hawaii on September 13, 1994. The Company was formed for the purpose of bottling, marketing and distributing Hawaiian natural water in Hawaii, the United States mainland and foreign markets. The Company's initial product introduction occurred in the first quarter of 1995.

In June, 1999 the Company acquired certain assets of Ali'i Water Bottling Co., Inc., which served to extend the Company's product line to include (1) premium purified bottled water, and (2) the Home and Office large bottle (3 gallon and 5 gallon) delivery market. The majority of the business is concentrated in the Kailua-Kona area of the Big Island of Hawaii (See Note 3). See also Note 13 for acquisition subsequent to year end.

As shown in the accompanying financial statements, the Company has incurred significant losses and negative cash flows since inception. Management expects that the Company will continue to incur additional losses and negative cash flows until the Company achieves significant levels of sales. To date, the Company has been unable to generate cash flow sufficient to support its operations. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

The Company is continuing to evaluate various alternatives, including obtaining additional financing from strategic and financial investors, the launch of new products, revisions to the Company's marketing plan, acquisitions and other strategies. However, there can be no assurance that management will successfully improve profitability and cash flow, or be able to obtain additional financing on terms acceptable to the Company.

The Company had $493,707 of past due accounts payable at December 31, 1999.

b.  BASIS OF ACCOUNTING

The Company's accounting policies are in accordance with generally accepted accounting principles in the United States.

c.  CASH AND CASH EQUIVALENTS

Cash and cash equivalents include savings accounts and investments in a money market account with original maturities less than 90 days.

d.  INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or market. As of December 31, 1999, inventories were comprised of the following:



           Raw materials                              $385,822
           Finished goods                              197,569
                                                      --------
                                                      $583,391
                                                      ========

Raw materials inventory consists of PET "pre-forms", caps, labels and various packaging and shipping materials. Finished goods inventory includes materials, labor and manufacturing overhead costs.

e.  PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, which includes the cost of labor used to install equipment and perform major leasehold improvements. Maintenance and repairs are expensed as incurred. Depreciation and amortization are provided by the straight-line method over the following estimated useful lives:


        Leasehold improvements                          The shorter of the
                                                        useful life or the
                                                        lease term

        Machinery, equipment and assets under
        capital lease                                   7-15 years


Property and equipment is summarized as follows:

         Machinery and equipment                             $2,513,332
         Leasehold improvements                                 525,829
         Assets under capital lease                              87,745
                                                              ----------
                                                              3,126,906
         Less--Accumulated depreciation and amortization       (661,402)
                                                              ----------
                                                              $2,465,504
                                                              ==========

f.  REVENUE RECOGNITION

The Company recognizes revenue on the accrual method of accounting when title transfers upon shipment, for PET bottled water products. For home and office delivery products, revenue is recognized when the products are delivered. The Company also grants customers the right to return goods which are defective or otherwise unsuitable for sale. The Company issues refunds to customers or replaces goods which are rejected.

The Company's policy is to provide a reserve for estimated uncollectible trade accounts receivable. The Company also provides a reserve for estimated sales returns and related disposal costs. Net sales revenue reflects reductions for the reserve for sales returns, discounts, promotional allowances and freight-out.

g.  ADVERTISING

The Company charges the cost of advertising to expense as incurred. The Company incurred approximately $111,000 and $203,000 of advertising expense during the years ended December 31, 1999 and 1998, respectively.

h.  STOCK-BASED COMPENSATION

In 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement establishes financial accounting and reporting standards for stock-based compensation plans, including all arrangements by which employees receive shares of stock or other equity instruments of the employer or the employer incurs liabilities to employees in amounts based on the price of the employer's stock. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. Those transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably determinable. The Company accounts for the issuance of equity instruments to employees under APB Opinion No. 25. (See Note 6).

i.  LOSS PER SHARE

In 1997, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share ("EPS") previously found in APB Opinion No. 15, "Earnings Per Share," and makes them comparable to international EPS standards. Under the new standard, the Company's basic and diluted loss per share are the same for both 1999 and 1998 in that any conversion of stock options and warrants would have been anti-dilutive.

j.  FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of fair value information for certain financial instruments. The carrying amounts for trade receivables and payables are considered to be their fair values. The fair value of the Company's note payable at December 31, 1999 may be significantly different than its carrying value as a result of the matter discussed in Note 1a. above and as a result of fluctuations in market interest rates.

k.  INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under this statement, income tax liabilities and assets are recognized at enacted tax rates for the expected future tax consequences of temporary differences between carrying amounts and the tax bases of assets and liabilities. A reserve is provided to reduce deferred tax assets to estimated realizable value (See Note 8).

l.  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

m. BASIC AND DILUTED LOSS PER SHARE

Basic and diluted loss per share is based on the weighted average number of common shares issued and outstanding during the period of 4,476,554 and 3,949,454 for 1999 and 1998, respectively. Common stock options and warrants are excluded from the computation, as their effect would be anti-dilutive.

n.  NEW ACCOUNTING PRONOUNCEMENT

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS (SFAS) NO. 133, "ACCOUNTING FOR DERIVATIVE INVESTMENTS AND HEDGING ACTIVITIES"

This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment,
(b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

This Statement is effective for all fiscal quarters of fiscal years beginning after June 15, 2001, and is not applied retroactively to financial statements of prior periods. The Company was not involved in the current or prior periods in the use of derivative instruments or hedging activities.

o.  LONG-LIVED ASSETS

Whenever there are recognized events or changes in circumstances that could affect the carrying amount of long-lived assets, management reviews these assets for possible impairment. In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, management uses estimated expected future net cash flows (undiscounted and excluding interest costs) to measure the recoverability of these assets. The estimation of expected future net cash flows is inherently uncertain and, relies to a considerable extent, the availability of capital. If in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could impact the carrying amount of these assets.

p.  RECLASSIFICATIONS

Certain 1998 amounts have been reclassified to conform to their 1999 presentation.

2. EQUITY TRANSACTIONS

a.  INVESTOR RELATIONS

On July 31, 1998, the Company engaged a financial public relations advisor for a two-year term. As compensation for its services, the Company issued to this advisor 100,000 shares of Common Stock, plus options to purchase an aggregate of 565,000 additional shares at exercise prices ranging from $2.50 to $6.00 per share. On January 11, 1999, the advisor exercised 50,000 of these options, at an exercise price of $2.50 per share, which resulted in cash proceeds to the Company of $125,000. Options with respect to 250,000 shares expired in August, 1999.

b.  SERIES A CONVERTIBLE PREFERRED STOCK OFFERING

In March 1999, the Company completed the first $750,000 installment of an aggregate $1.25 million private offering of 1,250 shares of Series A convertible preferred stock (the "Series A Preferred") and warrants (the "Warrants") to purchase an additional 100,000 shares of common stock at an exercise price of $3.625 per share . The offering was placed with a single institutional investor who committed to fund the second $500,000 installment subject to certain closing conditions. The funding of this second installment occurred in August 1999. In connection with this second installment, the Company agreed to reduce the exercise price of the Warrants held by the investor to $1.25 per share. Offering costs, consisting primarily of financial advisory and legal fees, amounted to approximately $164,000, including the non-cash grant of common stock and warrants valued at approximately $60,000 using the trading price of the common stock at the date of grant and the Black-Scholes option pricing model. Approximately $97,000 of the net proceeds was allocated to the Warrants. The Company has filed a registration statement with the Securities and Exchange Commission (SEC) covering the shares of common stock underlying the Series A Preferred and Warrants.

The Series A Preferred has a liquidation preference of $1,000. Each share is entitled to cumulative dividends at an annual rate of 4%, payable quarterly commencing May 31, 1999, in cash or common stock at the election of the Company. It is convertible into common stock, in whole or in part at the election of the holder, at a variable conversion price based upon a discount to the market price (as defined) of the common stock during a measurement period prior to each conversion date (the "beneficial conversion feature"). The Series A preferred is redeemable by the Company prior to conversion. Under certain circumstances, the Company may also redeem the conversion shares in cash.

In August 1999, the holder of the Series A Preferred converted 6 shares into an aggregate of 11,429 shares of common stock based upon the conversion price of $.52 per share. On September 20, 1999 the Company entered into an agreement with the holder of the Series A Preferred, pursuant to which the Company redeemed 250 shares for an aggregate of $250,000 and was granted a 30-day option to redeem the balance of the outstanding shares at prices increasing ratably from 75% of the liquidation preference amount on the first day to 90% on the 30(th) day. The investor agreed not to convert any shares of the Series A Preferred during the option period (standstill). In October 1999, the Company exercised this option with respect to an aggregate of 625 shares for an aggregate redemption price of $508,750. In connection with the grant of this option, the Company further reduced the exercise price of the Warrants to $.25 per share. In November 1999, the Company entered into a second standstill agreement with the holder of the Series A Preferred, pursuant to which the Company redeemed 50 shares for an aggregate of $50,000 and was granted a second option to redeem the balance of the outstanding shares (then 319 shares after giving effect to such redemption) at their liquidation preference amount at any time through January 31, 2000. In connection with the grant of this second option, the Company further reduced the exercise price of the Warrants to $.01 per share. Primarily as a result of the amortization of the beneficial conversion feature and the redemptions of the Series A Preferred shares described above, the Company recorded an aggregate preferred dividend of $416,379 during 1999.

In the first quarter of 2000, the Company entered into additional agreements with the holder of the Series A Preferred, pursuant to which the company redeemed an additional 100 shares for an aggregate of $100,000. In connection therewith, the investor exercised the Warrant receiving 100,000 shares of common stock at $.01 per share for a total consideration of $1,000. As a result of the foregoing transactions, there are currently 219 shares ($219,000 liquidation preference amount) of Series A preferred outstanding (see Note 13.)

c.  PRIVATE OFFERING OF COMMON STOCK AND WARRANTS

In September 1999, the Company completed a private offering of common stock and warrants, resulting in aggregate proceeds to the Company of $850,000 ($830,000 net of offering expenses). An investment of $750,000 was received from two unaffiliated private investors and certain affiliated entities; and an additional $100,000 was received from the Company's Chief Executive Officer. In December 1999, the Company received an additional $200,000 investment on the same terms from the unaffiliated investor.

The Offering involved the issuance of an aggregate of 1,050,000 shares of common stock at a purchase price of $1.00 per share. The investors were also granted, for no additional consideration, five year warrants to purchase an aggregate of (i) 1,050,000 shares of common stock at $1.00 per share, and (ii) 699,999 shares of common stock at $1.50 per share. Further, the Company's legal counsel was issued 30,000 shares of common and 50,000 warrants in lieu of the fees due him. The warrants are subject to standard anti-dilution protection, and are redeemable under certain circumstances.

Approximately $483,000 of the net proceeds of the offering was allocated to the warrants granted to the investors, based upon the trading price of the common stock on the date of grant and the Black-Scholes option pricing model.

3. ACQUISITION

Effective June 30, 1999, the Company purchased all of the operating assets, net of certain liabilities, of Ali'i Water Bottling, Inc. ("Ali'i"). Ali'i bottles and distributes purified water to the home and office market on the Big Island of Hawaii and also sells purified water in PET plastic bottles through retail channels throughout the Hawaiian Islands. The consideration for the net assets purchased was 300,000 shares of common stock of the Company, subject to adjustment based upon the Net Current Assets (as defined) of Ali'i as of the closing. These post-closing adjustments resulted in the cancellation of 36,960 shares. The Company assumed Ali'i's trade payables and contractual obligations related to continuing operations but did not assume any note(s) payable, line of credit or liabilities for federal, state, or local taxes incurred by Ali'i. The net assets acquired were recorded in the accounting records of the Company on June 30, 1999 in the amount of $312,359, which was the fair value of the 263,040 issued shares (after giving effect to the post-closing adjustments). No significant goodwill resulted from this acquisition. Acquisition costs were not material. The shares issued are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, and may not be sold except in compliance with such Rule or other exemption from registration under the Securities Act. Had the acquisition occurred at the beginning of the current and prior fiscal years, the unaudited and pro forma net sales, net loss, diluted net loss per share and diluted weighted average common shares outstanding would be as follows:

                                                        TWELVE MONTHS ENDED
                                                           DECEMBER 31,
                                                     -------------------------
                                                        1999          1998
                                                     -----------   -----------
Net sales                                            $ 3,557,585   $ 2,692,869
Net loss                                             $(2,244,833)  $(3,940,169)
Diluted net loss per share                           $     (0.50)  $     (1.00)
Diluted weighted average common shares
  outstanding                                          4,476,554     3,949,454


4. NOTES PAYABLE

EQUIPMENT NOTE PAYABLE

On September 30, 1997, the Company purchased certain bottle making equipment for $1.2 million, of which $375,000 was paid at the closing, and the remaining $825,000 was paid through the issuance of a note payable to the seller. The bottling equipment was recorded at the discounted present value of the payments provided for in the purchase agreement (approximately $977,000) and is being depreciated over the estimated remaining useful life of 15 years. The note is payable in installments as follow:

    (i) $13,750 per month (an aggregate of $330,000) during the two years following the close of the acquisition with no interest; and

    (ii) the balance of $495,000, payable in three annual installments of $165,000 plus interest on the outstanding balance at an annual rate of 5%, commencing September 30, 2000.

The Company has discounted this note payable using the Company's estimated weighted average cost of capital of 12% and amortizes the resulting discount to interest expense using the effective interest method over the term of the loan. The following summarizes the notes payable as of December 31, 1999:

         Equipment note payable                     $ 495,000
         Less: unamortized discount                   (54,682)
                                                    ---------
         Equipment note payable, net                  440,318
         Warehouse building note payable               19,477
         Vehicle installment note payable               9,555
                                                    ---------
         Notes payable at December 31, 1999           469,350
         Less: current portion                       (141,153)
                                                    ---------
         Non-current portion                        $ 328,197
                                                    =========


Maturities of notes payable, net of discount at December 31, 1999 are as follow:

                       2000                          $141,153
                       2001                           151,460
                       2002                           176,737
                                                     --------
                                                     $469,350
                                                     ========

5. CONSULTING ARRANGEMENTS

During 1999 and 1998, the Company hired various consultants to perform sales, marketing and other functions. The Company recognized consulting expenses of approximately $88,000 and $147,000 for 1999 and 1998, respectively.

6. STOCK OPTIONS

During 1996, the Board of Directors authorized an aggregate of 1,000,000 shares of common stock for issuance upon the exercise of stock options which may be granted from time to time to directors, officers, employees and consultants of the Company under the Company's stock option plan. Under this plan, the Company granted to certain consultants and distributors options to purchase an aggregate of 136,500 shares of common stock in 1999, and 47,000 shares of common stock in 1998. These options are exercisable for five years at exercise prices ranging from $1.00 to $4.00 per share. These options were valued, in accordance with SFAS 123 (using the Black-Scholes option pricing model), at $75,398 in 1999, and $67,870 in 1998, which amounts were charged to expense as incurred. These options vested upon grant. Under a separate authorization, in July 1998, the Company granted to its financial public relations advisor vested options to purchase an aggregate of 565,000 shares of Common Stock, all of which were outstanding at December 31, 1998. These options were valued, in accordance with SFAS 123 (using the Black-Scholes option pricing model), at $772,913, which was charged to income in the third quarter of 1998. See Note 2. All of the foregoing options are reflected on the balance sheet as "Common Stock warrants and options, issued and outstanding."

Using the Black-Scholes option valuation model (and the following assumptions), the estimated fair values of options granted during 1999 ranged from $.13 to $2.21. The estimated fair value of options granted in 1998 ranged from $1.76 to $3.51 per share. Management believes that the fair value results from using the Black-Scholes calculation may not be indicative of the Company's economic cost of issuing stock options. Principle weighted-average assumptions used in applying the Black-Scholes model were as follow:

                                                 1999                  1998
                                          -------------------   ------------------
Expected volatility                             60.00%                109.95%
Expected dividend yield                          0.00%                  0.00%
Expected term                                    5 yrs                  5 yrs
Risk-free interest rate                      63% to 5.78%          4.74% to 5.57%


In addition, as further described below, at December 31, 1999, outstanding options to purchase an aggregate of 447,167 shares of common stock were held by employees of the Company. These options are not reflected on the balance sheet as "Common Stock warrants and options, issued and outstanding."

The following summarizes information about stock options granted to employees during the years ended December 31,1999 and 1998:

                                                                WEIGHTED-AVERAGE
                                                      SHARES     EXERCISE PRICE
                                                     --------   ----------------
Balance at January 1, 1998                            254,075        $4.00
  Granted                                             266,525        $4.00
  Forfeited                                           (33,600)       $4.00
                                                     --------
Balance at December 31, 1998                          487,000        $4.00
  Granted                                              70,000        $4.00
  Forfeited                                          (109,833)       $4.00
                                                     --------
Balance at December 31, 1999                          447,167        $4.00
                                                     ========

At December 31, 1999 and 1998, respectively, the Company had 265,925 and 132,891 vested employee options outstanding, exercisable at a weighted-average exercise price of $4.00

If compensation cost for stock options granted to employees had been accounted for under SFAS. 123, the Company's net loss per share for 1999 and 1998 would have been $(.51) and $(0.88), respectively.

7. SETTLEMENT OF TERMINATED DISTRIBUTION AGREEMENT

In May 1998, the Company terminated its exclusive distribution agreement with a distributor covering most of the Western U.S. due to his failure to meet a certain minimum purchase requirement. In connection with this termination, the distributor made a $100,000 lump-sum payment to the Company in August 1998. That payment was recorded in the accompanying financial statements as a reduction in certain selling, and general and administrative expenses which primarily had been incurred in order to reach the settlement.

8. INCOME TAXES

Certain items of expense are recognized in different periods for income tax purposes than for financial reporting purposes. As of December 31, 1999, the Company had approximately $6 million of net operating loss (NOL) carryforwards available to reduce future taxable income. These NOL carryforwards expire on various dates beginning in 2009 through 2019. The deferred tax asset as of December 31, 1999 consisted primarily of net operating loss carryforwards. A valuation allowance has been provided for the entire deferred tax asset due to the uncertainty of its realization.

The Company is subject to Internal Revenue Code Section 382 which limits the Company's ability to utilize net operating losses generated prior to the closing of its initial public offering (of approximately $2.8 million). The annual net operating loss limitation under Section 382 is approximately $361,000. The current limitation is subject to change as a result of recent equity transactions.

The Company paid no income taxes and had no net deferred or current tax provision/benefit for the years ended December 31, 1999 and 1998.

9. COMMITMENTS AND CONTINGENCIES

a.  CAPITAL LEASE OBLIGATIONS

The Company leases machinery and equipment under capital leases which expire on various dates through June 2002.

As of December 31, 1999, future minimum lease payments were as follows:

         2000                                                $ 40,456
         2001                                                  30,578
         2002                                                   3,205
                                                             ---------
         Total future minimum payments                         74,239
         Less--Amount representing interest                   (12,884)
                                                             ---------
         Total capital lease obligations                       61,355
         Less--Current portion                                (31,100)
                                                             ---------
         Noncurrent portion                                  $ 30,255
                                                             =========

Certain of the Company's directors guarantee these capital leases which, bear interest ranging from 11% to 27%.

b.  OPERATING LEASE OBLIGATIONS

PLANT LEASE

The Company leases its bottling facility and surrounding property, including the water source and pumping equipment from a principal stockholder, under a 50 year lease. The lease can be renewed at the Company's option for an additional 50 years. The lease includes the following provisions:

         Rent is the greater of $5,335 per month (Base Rent), adjusted every five years based upon changes in the consumer price index in Hawaii, as defined, or two percent of the Company's net revenue, as defined.

         The lease entitles the Company to exclusive use of the water source, except that the lessor may draw up to 50 percent of the water flow for use in beverage production other than the sale of natural water. The Company believes the remaining 50% is adequate for the current and projected future needs of the Company's business.

During 1999, the Company incurred approximately $134,000 for leasehold improvements to this property.

WAREHOUSE LEASE

On February 1, 1998 the Company entered into a one-year lease for warehouse space comprised of approximately 5,300 square feet, with lease payments of $3,000 per month. This space was replaced on February 1, 1999 when the Company entered into a lease for warehouse space in a location of closer proximity to the plant, comprised of approximately 4,000 square feet of warehouse space. The lease payments pursuant to the new lease were $2,560 per month. In January 2000, this new lease was terminated and the warehouse space was replaced with the new prefabricated warehouse erected on the Company's leased bottling facility property.

OFFICE LEASE

In October 1996, the Company entered into a three-year office and warehouse lease in Honolulu, with a renewal option. Monthly rental payments were $3,000 through November 1997. Thereafter, monthly rental payments were $4,000. Commencing October 1, 1999 the Company entered into a forty-five (45) month office and warehouse lease for a space containing approximately thirteen thousand five hundred (13,500) square feet of warehouse and one thousand five hundred (1,500) square feet of office space. Terms of the lease provided for no rental fee for the first month. Thereafter, monthly payments are $6,800 through May 2001, $7,800 through May 2002, and $8,800 through May 2003.

On July 1, 1999 the Company entered in to a month-to-month rental agreement for five thousand forty-three (5,043) square feet of manufacturing and office space for its home and office bulk water operation in Kailua-Kona, Hawaii. The Company with a minimum 14 day advance notice may terminate this lease. Monthly payments are $2,747.

The Company recognized approximately $184,000 and $152,000 in lease expense under all existing facility lease agreements in 1999 and 1998, respectively.

The future minimum lease payments for the plant, warehouse and office leases as of December 31, 1999 were as follow:

        2000                                                    157,028
        2001                                                    167,428
        2002                                                    172,428
        2003                                                    110,828
        2004                                                     66,828
        Thereafter                                            2,589,585
                                                             ----------
                                                             $3,264,125
                                                             ==========

c.  ARTWORK LICENSING AGREEMENTS

In December 1998, the Company entered into a license agreement with a company to use certain "Hello Kitty" images and artwork on the Company's bottle labels. The agreement expires December 31, 2000, with an option to renew for an additional one year period. The agreement provides for royalty payments based upon certain percentages of the net sales of the Company's product using such images and artwork (as defined). These images have been licensed for use in specified geographic territories. Royalty expense was not material in 1998 or 1999.

In April 1998, the Company entered into a license agreement with an artist to use certain images and other artwork on the Company's bottle labels. The agreement expires in April 2000, and provides for royalty payments based upon certain percentages of actual invoiced wholesale price of the Company's products sold using such images and artwork (as defined). Royalty expense was not material in 1999 or 1998.

d.  CO-PACKING AGREEMENT

In June 1999, the Company entered into a five year agreement with an independent bottler in Los Angeles, California (the "Bottler") for the production, warehousing, and shipment of the herbal beverages referred to in
Note 10. On September 13, 1999 the Company issued 100,000 shares of common stock to the principals of the Bottler in partial consideration for these services. The agreement provides that in the event the market price (as defined) of the Company's common stock on the first anniversary of the date of issuance is less than $1.50 per share, the Company will issue, for no additional consideration, sufficient additional shares of common stock to bring the then market value of all such shares issued up to $150,000. The agreement was recorded as an asset on the Company's accounting records in the amount of $150,000. $43,750 was allocated to the common stock account (based on the aggregate market value of 100,000 shares of the Company's stock on September 13, 1999), and the balance ($106,250) was allocated to common stock options.

10. ACQUISITION OF INTANGIBLE ASSET

In June 1999, the Company purchased for $150,000 the beverage products, trademarks and all other rights related to a line of herbal beverages. The acquisition cost and related trademark registration expenses have been capitalized and are being amortized over a 5 year period.

11. SIGNIFICANT CUSTOMER

For the years ended December 31, 1999 and 1998 approximately 47% and 52%, respectively, of the Company's sales were made through one Hawaii distributor. No other single customer accounted for greater than 10% of sales.

12. SEGMENT INFORMATION

Management believes the Company operates presently in one segment (sale of bottled water) in three major geographic regions: Hawaii, the Mainland and International. Although the home and office delivery business and the herbal beverage business represent new segments, the results of these operations were not material in 1999.

The Company sells its product directly to certain foreign distributors. All sales are made in U.S. dollars. For the years ended December 31, 1999 and 1998, the Company had the following approximate sales by geographic region:

                                             1999         %         1998         %
                                          ----------    -----    ----------    -----
Hawaii                                    $2,690,000      88      $1,372,000      76
International                                273,000       9         305,000      17
United States Mainland                        87,000       3         133,000       7
                                          ----------     ---      ----------     ---
                                          $3,050,000     100      $1,810,000     100
                                          ==========     ===      ==========     ===

Substantially all long-lived assets of the Company are attributable to its Hawaii operations.

13. SUBSEQUENT EVENTS

NEW PRODUCT LAUNCH

The Company launched its new herbal beverage line, East Meets West XEN, in January 2000. The Company has entered into distribution arrangements with six beverage distributors and two major food service distributors in Central and Southern California, and an additional six beverage distributors in Southern California and Nevada are scheduled to launch the product within the next six weeks. East Meets West XEN has been selling in Hawaii since the middle of January 2000.

ACQUISITION

On March 20, 2000 the Company completed the acquisition of Aloha Water Company, Inc. a major distributor of purified water to the Home and Office delivery market in the greater Honolulu area. The acquisition was accomplished through a merger of Aloha into a wholly owned subsidiary of the Company formed for this purpose. The purchase price for Aloha consisted of an aggregate of
(i) 750,000 shares of Common Stock of the Company and (ii) a promissory note of the Company in the amount of $500,000. Interest on the note is payable monthly at the annual rate of 10%. The entire principal amount is due on April 1, 2001. The note is secured by a first priority secured interest on all of the capital stock of the subsidiary.

EQUITY TRANSACTIONS

Subsequent to year end, the Company received an aggregate of $200,000 in private equity funding from two investors.

401K PLAN

The Company has established a defined contribution retirement plan (the Plan) governed under Section 401(k) of the Internal Revenue Code. Employees must meet certain requirements, as defined in the Plan, to be eligible for participation. The Company may, at its discretion, make matching contributions to the Plan. The Company shall also make an annual profit-sharing contribution in an amount determined each year between a minimum of 3% and a maximum of 15% of the compensation of all eligible participants for that Plan year.

14. QUARTERLY DATA (UNAUDITED)

In the opinion of management, the following unaudited, quarterly data reflects all adjustments (consisting primarily of normal recurring adjustments) considered necessary to fairly present the Company's results of operations in accordance with generally accepted accounting principles and the rules and regulations of the Securities and Exchange Commission.

                                                                1998 QUARTER ENDED*
                                                 --------------------------------------------------
                                                 MARCH 31     JUNE 30    SEPTEMBER 30   DECEMBER 31
                                                 ---------   ---------   ------------   -----------
                                                                    (UNAUDITED)
Net Sales                                        $ 399,603   $ 477,005   $   515,465     $ 417,657
Cost of Sales                                      393,049     407,024       473,579       406,729
                                                 ---------   ---------   -----------     ---------
Gross Margin                                         6,554      69,981        41,886        10,928
Expenses
  General and Administrative                       310,759     305,114       272,910       377,375
  Selling and Marketing                            242,480     269,486       234,948       235,204
                                                 ---------   ---------   -----------     ---------
                                                   553,239     574,600       507,858       612,579
Other Income (Expense)
  Investor relations expense                             -           -    (1,122,913)            -
  Interest Income                                   28,110      18,739        17,873         7,107
  Interest Expense                                 (25,484)    (24,528)      (24,788)      (21,641)
                                                 ---------   ---------   -----------     ---------
Net Loss                                         $(544,059)  $(510,408)  $(1,595,800)    $(616,185)
                                                 =========   =========   ===========     =========
Basic and Diluted Net Loss Per Share             $   (0.14)  $   (0.13)  $     (0.40)    $   (0.15)
                                                 =========   =========   ===========     =========
Weighted Average Shares Outstanding              3,899,212   3,899,212     3,973,192     4,024,563
                                                 =========   =========   ===========     =========
                                                                 1999 QUARTER ENDED*
                                                 ---------------------------------------------------
                                                                         SEPTEMBER 30
                                                 MARCH 31     JUNE 30    (AS RESTATED)   DECEMBER 31
                                                 ---------   ---------   -------------   -----------
                                                                     (UNAUDITED)
Net Sales                                        $ 485,805   $ 742,739    $   929,880     $ 891,959
Cost of Sales                                      448,645     516,946        709,988       788,824
                                                 ---------   ---------    -----------     ---------
Gross Margin                                        37,160     225,793        219,892       103,135
Expenses
  General and Administrative                       284,911     343,472        423,584       384,247
  Selling and Marketing                            149,055     175,311        169,342       167,581
                                                 ---------   ---------    -----------     ---------
                                                   433,966     518,783        592,926       551,828
Other Income (Expenses)
  Interest Income                                    3,391       1,166          3,933         2,025
  Interest Expense                                 (23,133)    (16,967)       (18,223)      (22,612)
                                                 ---------   ---------    -----------     ---------
                                                   (19,742)    (15,801)       (14,290)      (20,587)
                                                 ---------   ---------    -----------     ---------
Net Loss                                         $(416,548)  $(308,791)   $  (387,324)    $(469,280)
                                                 =========   =========    ===========     =========
  Preferred stock dividend (**)                          -           -       (312,500)     (103,879)
Net Loss Available to Common Shareholders        $(416,548)  $(308,791)   $  (699,824)    $(573,159)
                                                 =========   =========    ===========     =========
  Basic and Diluted Net Loss Per Share           $   (0.10)  $   (0.08)   $     (0.16)    $   (0.11)
                                                 =========   =========    ===========     =========
Weighted Average Shares Outstanding              4,070,619   4,079,563      4,395,155     5,357,053
                                                 =========   =========    ===========     =========

------------------------
*   Results of operations for interim periods are not necessarily indicative of results to be achieved for full fiscal years.

**  The preferred stock dividend of $312,500 results primarily from the amortization of the preferred stock beneficial conversion feature and the redemption of Preferred shares that should have been recorded in the September 30 quarter.






         (b)       Pro Forma Financial Information

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following information has been provided to aid you in your analysis of the financial aspects of the merger of Hawaiian Natural Water Company. The financial information of AMCON was derived from its audited consolidated financial statements for the fiscal year ended September 28, 2001 and its unaudited condensed consolidated financial statements for the quarter ended December 28, 2001. The financial information of HNWC was derived from its audited financial statements for the fiscal year ended December 31, 2000 and its unaudited financial statements for the period January 1, 2001 through December 16, 2001. The information is only a summary and should be read together with the historical financial statements and related notes contained in the annual reports and quarterly reports and other information that AMCON and HNWC have filed with the Securities and Exchange Commission and incorporated by reference and included elsewhere herein.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AMCON that would have occurred if the merger had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AMCON's management, all material adjustments necessary to reflect the effects of these transactions have been made.

PURCHASE METHOD OF ACCOUNTING

The merger is to be accounted for using the purchase method of accounting. This means that, for accounting and financial reporting purposes, HNWC's assets and liabilities will be recorded at their respective fair values at the time of completion of the merger. Any excess of the purchase price over the net fair value of the assets acquired and liabilities assumed, including identifiable intangible assets, will be recorded as goodwill and assessed annually to determine if any impairment of this goodwill has occurred. The allocation of purchase price is subject to final determination based upon estimates and other evaluations of fair value. Therefore, the allocations in the following unaudited pro forma financial information may differ from the amounts ultimately determined.

PERIODS COVERED

The following unaudited pro forma consolidated statements of operations for the quarter ended December 28, 2001 and fiscal year ended September 30, 2001 is presented as if the merger had occurred on October 1, 2001 and October 1, 2000, respectively.

AMCON Distributing Company's historical results include the financial operations of the Merchants Wholesale Inc.(Merchants)business, which was acquired on June 1, 2001 in a business combination accounted for as a purchase. Due to the timing of the acquisition of Merchants relative to AMCON's year ended September 30, 2001, Merchants' historical results for the period from June 1, 2001 through September 30, 2001 are included in AMCON's historical results for the twelve month period ended September 30, 2001. Accordingly, in addition to giving effect to the merger of Hawaiian Natural Water Company, the accompanying unaudited pro forma combined statements of operations for the year ended September 30, 2001 is presented as if the acquisition of the net assets of Merchants occurred on October 1, 2000. The unaudited pro forma statements of operations of AMCON and Merchants combined, prior to the inclusion of the results of Hawaiian Natural Water Company and the pro forma effects of the merger, are presented for informational purposes only and are not necessarily indicative of the results of operations of AMCON and Merchants combined that would have occurred if the acquisition of the net assets of Merchants had occurred on the dates indicated, nor does it purport to be indicative of future results of operations. In the opinion of AMCON's management, all material adjustments necessary to reflect the effects of the acquisition of the net assets of Merchants have been made.

AMCON's pro forma balance sheet as of December 28, 2001 is not included in this report. The fair value of Hawaiian Natural's assets and liabilities are reported on AMCON's Quarterly Report on Form 10-Q for the first quarter ended December 2001, as filed with the Securities and Exchange Commission on February 11, 2002 (File No. 0-24708).





                             AMCON DISTRIBUTING COMPANY
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                FOR THE THREE MONTHS ENDED DECEMBER 28, 2001

                                       AMCON
                                    DISTRIBUTING
                                      COMPANY        HISTORICAL
                                      3 MONTHS        HAWAIIAN
                                       ENDED           NATURAL          PRO           COMBINED
                                    DECEMBER 28,        WATER          FORMA            PRO
                                        2001         COMPANY /A/  ADJUSTMENTS /B/      FORMA
                                    -------------   ------------  ---------------  -------------
Sales ............................  $210,153,847    $    486,335    $          -   $210,640,182
Cost of sales ....................   195,043,632         763,584               -    195,807,216
                                    ------------    ------------    ------------   ------------
    Gross Profit..................    15,110,215        (277,249)              -     14,832,966

Selling, general and
 administrative expenses .........    12,557,354         272,283               -     12,829,637
Depreciation and amortization ....       719,284               -          36,994        756,278
                                    ------------    ------------    ------------   ------------
                                      13,276,638         272,283          36,994     13,585,915
                                    ------------    ------------    ------------   ------------
     Income (loss) from
     operations ..................     1,833,577        (549,532)        (36,994)     1,247,051
                                    ------------    ------------    ------------   ------------

Other expense (income):
  Interest expense ...............     1,084,098          40,934         (32,352)     1,092,680
  Other income, net ..............       (46,797)              -               -        (46,797)
  Equity in loss of
   unconsolidated affiliate ......        95,007               -         (95,007)             -
                                    ------------    ------------    ------------   ------------
                                       1,132,308          40,934        (127,359)     1,045,883
                                    ------------    ------------    ------------   ------------
Income (loss) from continuing
 operations before taxes .........       701,269        (590,466)         90,365        201,168
Income tax expense (benefit) .....       310,627              -         (234,183)        76,444
                                    ------------    ------------    ------------   ------------
Income (loss) from
 continuing operations ...........  $    390,642    $   (590,466)   $    324,548   $    124,724
                                    ============    ============    ============   ============
Earnings per share from
 continuing operations:
    Basic ........................         $0.14                                          $0.04
    Diluted ......................          0.14                                           0.04
Weighted average shares:
    Basic ........................     2,788,633                                      2,788,633
    Diluted ......................     2,859,271                                      2,859,271

----------------------------------

/A/ Hawaiian Natural Water Company's historical results for the three months ended
    December 28, 2001 include the operating results for the period October 1, 2001 through
    December 16, 2001.

/B/ See components of the pro forma adjustments in the "Summary of Pro Forma Adjustments-
    Hawaiian Natural Company Statements of Operations."


                 See notes to unaudited pro forma combined financial information.







                                    AMCON DISTRIBUTING COMPANY
               UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2001

                                       AMCON          MERCHANTS
                                    DISTRIBUTING      WHOLESALE
                                      COMPANY            INC.
                                      12 MONTHS       8 MONTHS
                                       ENDED            ENDED          PRO           AMCON AND
                                    SEPTEMBER 30,      MAY 31,        FORMA          MERCHANTS
                                        2001          2001 /A/    ADJUSTMENTS /C/    COMBINED
                                    -------------   ------------  ---------------  -------------
Sales ............................  $582,035,314    $308,343,996    $          -   $890,379,310
Cost of sales ....................   536,348,915     294,418,985               -    830,767,900
                                    ------------    ------------    ------------   ------------
    Gross profit .................    45,686,399      13,925,011               -     59,611,410

Selling, general and
 administrative expenses .........    42,186,916      12,945,487        (360,640)    54,771,763
Depreciation and amortization ....     2,519,377         416,838         296,578      3,232,793
Asset impairment..................             -               -               -              -
                                    ------------    ------------    ------------   ------------
                                      44,706,293      13,362,325         (64,062)    58,004,556
                                    ------------    ------------    ------------   ------------
     Income (loss) from
     operations ..................       980,106         562,686          64,062      1,606,854
                                    ------------    ------------    ------------   ------------

Other expense (income):
  Interest expense ...............     3,876,606       2,224,378        (353,874)     5,747,110
  Other income, net ..............      (200,504)              -               -       (200,504)
  Equity in loss of
   unconsolidated affiliate ......        94,445               -               -         94,445
  Asset impairment................             -               -               -              -
                                    ------------    ------------    ------------   ------------
                                       3,770,547       2,224,378        (353,874)     5,641,051
                                    ------------    ------------    ------------   ------------
Income (loss) from continuing
 operations before taxes .........    (2,790,441)     (1,661,692)        417,936     (4,034,197)
Income tax expense (benefit) .....    (1,018,411)              -        (486,781)    (1,505,192)
                                    ------------    ------------    ------------   ------------
Income (loss) from
 continuing operations ...........    (1,772,030)     (1,661,692)        904,717     (2,529,005)
Preferred stock dividends ........             -               -               -              -
                                    ------------    ------------    ------------   ------------
Income (loss) from continuing
 operations available to common
 shareholders ....................  $ (1,772,030)   $ (1,661,692)   $    904,717   $ (2,529,005)
                                    ============    ============    ============   ============
Earnings (loss) per share from
 continuing operations:
    Basic ........................        $(0.65)                                        $(0.92)
    Diluted ......................         (0.65)                                         (0.92)
Weighted average shares:
    Basic ........................     2,738,170                                      2,738,170
    Diluted ......................     2,738,170                                      2,738,170










                                   AMCON DISTRIBUTING COMPANY
                UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2001
                                 (CONTINUED)

                                       HAWAIIAN
                                       NATURAL
                                        WATER
                                       COMPANY
                                      12 MONTHS
                                        ENDED           PRO            COMBINED
                                      SEPTEMBER        FORMA             PRO
                                    30, 2001 /B/   ADJUSTMENTS /D/      FORMA
                                   -------------   --------------   -------------
Sales ...........................   $ 2,902,943    $           -    $ 893,282,253
Cost of sales....................     2,780,772                -      833,548,672
                                    ------------   -------------    -------------
    Gross profit ................       122,171                -       59,733,581
Selling, general and
 administrative expenses ........     1,713,757                -       56,485,520
Depreciation and amortization ...             -          151,251        3,384,044
Asset impairment.................             -          188,345          188,345
                                    ------------   -------------    -------------
                                      1,713,757          339,596       60,057,909
                                    ------------   -------------    -------------
    Income (loss) from
     operations .................    (1,591,586)        (339,596)        (324,328)
                                    ------------   -------------    -------------

Other expense (income):
  Interest expense ..............       178,379          (84,167)       5,841,322
  Other income, net .............             -                -         (200,504)
  Equity in loss of
   unconsolidated affiliate .....                        (94,445)               -
  Asset impairment...............       188,345         (188,345)               -
                                    ------------   -------------    -------------
                                        366,724         (366,957)       5,640,818
                                    ------------   -------------    -------------
Income (loss) from continuing
 operations before taxes ........    (1,958,310)          27,361       (5,965,146)
Income tax expense (benefit) ....             -         (761,564)      (2,266,756)
                                    ------------   -------------    -------------
Income (loss) from
 continuing operations ..........    (1,958,310)         788,925       (3,698,390)
Preferred stock dividends .......       (23,453)          23,453                -
                                    ------------   -------------    -------------
Income (loss) from continuing
 operations available to common
 shareholders ...................   $(1,981,763)   $     812,378    $  (3,698,390)
                                    ============   =============    =============

Earnings (loss) per share from
 continuing operations:
    Basic ........................                                         $(1.19)
    Diluted ......................                                          (1.19)

Weighted average shares:
    Basic ........................                       373,558        3,111,728
    Diluted ......................                       373,558        3,111,728

-------------------------------

/A/ MWI's historical results for the eight months ended May 31, 2001 include the operating results for the 12 week period from October 6, 2000 through December 29, 2000, representing sales and pre-tax loss of $116,565,044 and $626,923, respectively. The activity for this 12-week period is also included in MWI's historical results for the year ended December 29, 2000.

/B/ Hawaiian Natural Water Company's historical results for the twelve months ended September 30, 2001 include the operating results for three months ended December 31, 2000, representing sales and pre-tax loss of $537,914 and $699,766, respectively. The activity for this three-month period is also included in Hawaiian Natural Water Company's historical results for the year ended December 31, 2000.

/C/ See components of the pro forma adjustments in the "Summary of Pro Forma
    Adjustments - Merchants Wholesale Statements of Operations."

/D/ See components of the pro forma adjustments in the "Summary of Pro Forma
    Adjustments - Hawaiian Natural Water Company Statements of Operations."


          See notes to unaudited pro forma combined financial information.






                                    AMCON DISTRIBUTING COMPANY
          UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                      SUMMARY OF PRO FORMA ADJUSTMENTS -
         HAWAIIAN NATURAL WATER COMPANY STATEMENTS OF OPERATIONS

                                                                               FOR THE          FOR THE
                                                                                THREE            TWELVE
                                                                               MONTHS            MONTHS
                                                                                ENDED             ENDED
STATEMENT OF OPERATIONS                                                      DECEMBER 28,     SEPTEMBER 30,
COMPONENT                   NOTE           ADJUSTMENT                           2001              2001
-----------------------   --------  ------------------------------------    -------------    --------------
Depreciation and
amortization                (1)    To record amortization expense for
                                   the trade name intangible asset.          $     35,980      $    134,425
                            (2)    To record amortization expense for the
                                   customer list intangible asset.                  1,014            16,826
                                                                             ------------      ------------
                                                                                   36,994           151,251
                                                                             ------------      ------------


Asset impairment            (3)    To reclassify asset impairment charge
                                   from other expense (income) to
                                   operating expenses.                                  -           188,345
                                                                             ------------      ------------
                                                                                        -           188,345
                                                                             ------------      ------------


Interest expense            (4)    To eliminate historical interest
                                   expense recorded by Hawaiian Natural
                                   Water Company with respect to the
                                   notes payable to AMCON Distributing
                                   Company.                                       (32,352)          (84,167)
                                                                             ------------      ------------
                                                                                  (32,352)          (84,167)
                                                                             ------------      ------------

Equity in loss of
unconsolidated affiliates   (5)    To eliminate historical equity in
                                   losses of Hawaiian Natural Water
                                   Company.                                       (95,007)          (94,445)
                                                                             ------------      ------------
                                                                                  (95,007)          (94,445)
                                                                             ------------      ------------


Asset impairment            (3)    To reclassify asset impairment charge
                                   to operating expenses.                               -          (188,345)
                                                                             ------------      ------------
                                                                                        -          (188,345)
                                                                             ------------      ------------


Income tax expense
(benefit)                   (6)    To record the tax effect of the pro
                                   forma adjustments.                            (234,183)         (761,564)
                                                                             ------------      ------------
                                                                                 (234,183)         (761,564)
                                                                             ------------      ------------

Preferred stock dividends   (7)    To eliminate preferred stock
                                   dividends recorded by Hawaiian
                                   Natural Water Company.                               -            23,453
                                                                             ------------      ------------
                                                                                        -            23,453
                                                                            ------------      ------------
Net income (loss) available
to common shareholders
impact from pro forma
adjustments                                                                  $    324,548      $    812,378
                                                                             ============      ============
                        See notes to unaudited pro forma combined financial information.



                                   AMCON DISTRIBUTING COMPANY
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
                        SUMMARY OF PRO FORMA ADJUSTMENTS -
                   MERCHANTS WHOLESALE STATEMENT OF OPERATIONS

                                                                              FOR THE
                                                                              TWELVE
                                                                              MONTHS
                                                                               ENDED
STATEMENT OF OPERATIONS                                                    SEPTEMBER 30,
COMPONENT                   NOTE           ADJUSTMENT                          2001
-----------------------   --------  ------------------------------------  --------------
Selling, general and
administrative expenses      (8)   To eliminate operating lease expense
                                   on distribution facility.               $   (360,640)
                                                                           ------------
                                                                              (360,640)
                                                                           ------------
Depreciation and
amortization                 (9)   Depreciation expense on purchased
                                   distribution facility.                       130,000
                            (10)   Amortization of non-compete asset.            57,752
                            (11)   Amortization of goodwill.                    108,826
                                                                            ------------
                                                                               296,578
                                                                            ------------

Interest expense            (12)   To eliminate MWI historical
                                   interest expense.                         (2,162,111)
                            (13)   To record interest expense on the
                                   LaSalle Bank debt incurred to
                                   purchase MWI assets.                       1,601,829
                            (14)   Amortization of LaSalle Bank debt
                                   issuance costs.                               66,667
                            (15)   Interest expense on the Gold Bank debt
                                   incurred to purchase distribution
                                   facility.                                    345,376
                            (16)   Interest on debt paid off with portion
                                   of Gold Bank proceeds.                       (36,000)
                            (17)   Amortization of Gold Bank debt issuance
                                   costs.                                         4,933
                            (18)   Interest expense on amounts due to MWI
                                   sole stockholder.                            137,020
                            (19)   Impact of interest rate swap financial
                                   instrument.                                 (292,921)
                            (20)   Amortization relating to MWI historical
                                   debt issuance costs.                         (18,667)
                                                                            ------------
                                                                               (353,874)
                                                                            ------------

Income tax expense
(benefit)                   (21)   To adjust income taxes for the net
                                   pro forma adjustments and the combined
                                   pro forma results.                           (486,781)
                                                                            ------------
                                                                                (486,781)
                                                                            ------------
Net income (loss) impact
of pro forma adjustments                                                    $    904,717
                                                                            ============

          See notes to unaudited pro forma combined financial information.




                           AMCON DISTRIBUTING COMPANY
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS - HAWAIIAN NATURAL WATER COMPANY

(1) To record the pro forma amortization on the trade name intangible asset of $3,411,138 and $2,688,504 over 20 years for the three months ended December 28, 2001 and the twelve months ended September 30, 2001 of $35,980 and $134,425, respectively.

(2) To record the pro forma amortization on the customer list intangible asset of $24,024 and $84,132 over 5 years for the three months ended December 28, 2001 and twelve months ended September 30, 2001 of $1,014 and $16,826, respectively.

(3) To reclassify the asset impairment charge associated with the write-off of XEN and Aloha Water Company, Inc. intangible assets and goodwill from other expense (income) to operating expenses to conform to AMCON's presentation.

(4) To eliminate the historical interest expense recorded by Hawaiian Natural Water Company in connection with the notes payable to AMCON Distributing Company of $350,000, $400,000, and $500,000 bearing interest at 10% per annum and $354,483 bearing interest at 8% per annum.

(5) Prior to the consummation of the acquisition, AMCON Distributing Company accounted for its investment in Hawaiian Natural Water Company under the equity method. Subsequent to the acquisition, AMCON will consolidate Hawaiian Natural Water Company and, therefore, this pro forma adjustment is to eliminate the historical AMCON Distributing Company equity in losses of Hawaiian Natural Water Company.

(6) The net impact of the pro forma adjustments have been tax-effected at AMCON's historical effective tax rate of approximately 38%. Additionally, due to the fact that Hawaiian Natural Water Company was providing a full reserve against the tax net operating loss carryforward assets it was generating, no income tax benefit was recorded in its historical results for the twelve months ended September 30, 2001 or for its year ended December 31, 2000. Accordingly, the pro forma tax adjustments include amounts to tax-effect the combined pro forma results for the three months ended December 28, 2001 and twelve months ended September 30, 2001 at AMCON's historical effective tax rate of approximately 38%.

(7) To eliminate the preferred stock dividends recorded by Hawaiian Natural Water Company relating to its preferred stock which has since been fully redeemed.





                         AMCON DISTRIBUTING COMPANY
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (CONTINUED)


UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS - MERCHANTS WHOLESALE
INC.

(8) To eliminate the operating lease expense on the Quincy, Illinois distribution facility of $360,640 for the eight months ended
       May 31, 2001 that was leased from the MWI sole stockholder under a noncancellable operating lease through June 1, 2001. AMCON purchased the building on June 1, 2001 for $6,500,000 and recorded it in the preliminary purchase price allocation at its appraised fair value of $7,800,000.

(9) To record depreciation expense on the $7,800,000 Quincy, Illinois distribution facility of $130,000 for the eight months ended May 31, 2001. The facility is being depreciated over its estimated useful life of 40 years.

(10) To record the pro forma amortization on the noncompete intangible asset of $346,510 for the eight months ended May 31, 2001 of $57,752.

(11) To record the pro forma amortization on the goodwill of $4,080,980 for the eight months ended May 31, 2001 of $108,826. Upon the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," the recording of goodwill amortization relating to the acquisition of MWI and other pre-June 30, 2001 acquisitions will cease. Under this nonamortization approach, the carrying value of the goodwill will be reviewed for impairment and written down and charged to results of operations only in the periods in which the impairment recognition criteria has been met and the recorded value of goodwill is more than its measured fair value.

(12) To eliminate 100% of MWI's historical interest expense with the exception of interest incurred on the capital lease obligations, as the only debt that was assumed in the purchase of MWI's net assets were certain obligations under capital lease.

(13) To record the incremental debt incurred under the LaSalle Bank line of credit arrangement to purchase the net assets of MWI, to finance a portion of the Quincy, IL distribution facility and to pay the $337,000 in debt issuance costs was $28,844,459. Therefore, the pro forma interest expense on the incremental debt at 8.33% for the eight months ended May 31, 2001 is $1,601,829. The impact on pre-tax income of a 1/8% variance in the interest rate would be $24,037 for the eight months ended May 31, 2001.

(14) To record the pro forma amortization of the LaSalle Bank debt issuance costs of $300,000 for the eight months ended May 31, 2001 of $66,667.






                         AMCON DISTRIBUTING COMPANY
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION (CONTINUED)


(15) To record the pro forma interest expense on the Gold Bank 7.5% (fixed rate) term debt of $6,960,000 for the eight months ended May 31, 2001 of $345,376.

(16) To eliminate the historical interest expense for the eight months ended May 31, 2001 of $36,000 relating to the $720,000 of existing AMCON debt that was paid off with a portion of the Gold Bank term loan proceeds.

(17) To record the pro forma amortization on the Gold Bank debt issuance costs of $37,000 for the eight months ended May 31, 2001 of $4,933.

(18) To record the pro forma interest expense at a fixed rate of 6% on the amounts due to the MWI sole stockholder relating to the noncompete and goodwill arrangements for the eight months ended May 31, 2001 of $137,020.

(19) To record the estimated pro forma interest expense reduction impact of marking to market the interest rate swap financial instrument from a negative fair value (liability) of $951,995 as of the date of the acquisition to zero as of the contract's maturity date for the eight months ended May 31, 2001 of $292,921.

(20) To eliminate the historical MWI debt issuance cost amortization for the eight months ended May 31, 2001 of approximately $18,667.

(21) The net impact of the pro forma adjustments have been tax-effected at AMCON's historical effective tax rate of approximately 38%. Additionally, due to the fact that MWI was an S-Corporation for tax purposes, no income tax expense (benefit) was recorded in its historical results for the eight months ended May 31, 2001 or for its year ended December 29, 2000. Accordingly, the pro forma tax adjustments include amounts to tax-effect the combined pro forma results for the twelve months ended September 30, 2001 at AMCON's historical effective tax rate of approximately 38%.

         (c)       Exhibits

The following items are filed as exhibits to this report:


EXHIBIT NO.       DESCRIPTION

   2.1 Fifth Amended and Restated Agreement and Plan of Merger dated September 27, 2001 by and between AMCON Distributing Company, AMCON Merger Sub, Inc. and Hawaiian Natural Water Company Inc. (incorporated by reference to Exhibit 2.1 of AMCON's Registration Statement on Form S-4 (Registration No. 333-71300)filed on November 13, 2001)

  23.1       Consent of Arthur Andersen LLP





                                 SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMCON DISTRIBUTING COMPANY
                                     (Registrant)



Date:    February 28, 2002        By :   /s/Michael D. James
                                         -------------------------
                                Name:    Michael D. James
                                Title:   Secretary, Treasurer & Chief
                                          Financial Officer



                              EXHIBIT INDEX
                              -------------

Exhibit      Description

  2.1 Fifth Amended and Restated Agreement and Plan of Merger dated September 27, 2001 by and between AMCON Distributing Company, AMCON Merger Sub, Inc. and Hawaiian Natural Water Company Inc. (incorporated by reference to Exhibit 2.1 of AMCON's Registration Statement on Form S-4 (Registration No. 333-71300)filed on November 13, 2001)

 23.1        Consent of Arthur Andersen LLP





                              EXHIBIT 23.1
                             --------------



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                -----------------------------------------


As independent public accountants, we hereby consent to the inclusion in this Form 8-K (File No. 0-24708) of our reports dated April 13, 2001 and March 21, 2000. It should be noted that we have not audited any financial statements of Hawaiian Natural Water Company, Inc. subsequent to December 31, 2000 or performed any audit procedures subsequent to April 13, 2001.


                                           /s/ARTHUR ANDERSEN LLP

Honolulu, Hawaii
February 12, 2002